Exhibit 99.1

WASHINGTON GAS LIGHT COMPANY

SAVINGS PLAN

Amended and Restated Effective January 1, 2013

Page No.

ARTICLE 1
Purpose, Rights, and Intent	1
1.00 Purpose of Plan	1
1.01 Rights under Plan	1
1.02 Plan is a Voluntary Undertaking by Employee	1
1.03 Employee Election	2
1.04 Intention of the Company	2
ARTICLE 2
Definitions	4
2.00 Account	4
2.01 Aggregation Group	4
2.02 Authorized Officers	4
2.03 Average Contribution Percentage	4
2.04 Average Deferral Percentage	5
2.05 Base Compensation	5
2.06 Board of Directors	6
2.07 Code	6
2.08 Company	6
2.09 Contribution Percentage	7

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Page No.

2.10 Contributions	7
2.11 Controlled Group	8
2.12 Deferral Percentage	8
2.13 Determination Date	8
2.14 Disability	9
2.15 Direct Rollover	9
2.16 Distributee	9
2.17 Eligible Retirement Plan	9
2.18 Eligible Rollover Distribution	9
2.19 Employee	9
2.20 Employer	10
2.21 Employer Stock	10
2.22 ERISA	11
2.23 Excess Amount	11
2.24 Fiduciary Responsibility	11
2.25 Former Participant	11
2.26 Highly Compensated Employee	11
2.27 Hour of Service	12
2.28 Investment Manager	12
2.29 Key Employee	12
2.30 Limitation Year	13

Page No.

2.31 Non-key Employee	13
2.32 Normal Retirement Age	13
2.33 OBRA ‘93	13
2.34 Participant	13
2.35 Period of Service.	13
2.36 Plan	14
2.37 Plan Administrator	15
2.38 Plan Year	15
2.39 Principal Office	15
2.40 Qualified Domestic Relations Order	15
2.41 Retirement	15
2.42 Savings Plan Advisory Committee	15
2.43 Section	15
2.44 Section 415 Compensation	16
2.45 Spousal Consent	17
2.46 Subaccount	18
2.47 Successor Plan	18
2.48 Super Top-heavy Plan	18
2.49 Top-heavy Group	18
2.50 Top-heavy Plan	18
2.51 Total Vested Balance	18

Page No.

2.52 Trust	18
2.53 Trust Fund	18
2.54 Trustee	18
2.55 Value Determination Date	18
2.56 Valuation Date	19
2.57 Value of the Account	19
ARTICLE 3
Eligibility	20
3.00 Participation	20
3.01 Change in Employment Status	20
ARTICLE 4
Participant Contributions	22
4.00 Basic Contributions	22
4.01 Voluntary Contributions	22
4.02 Change in Base Compensation	23
4.03 Change in Basic Contributions and Voluntary Contributions	23
4.04 Limitations on Basic Contributions and Voluntary Contributions	23
ARTICLE 5
Employer Contributions	24
5.00 Company Match Contributions	24
5.01 Employer Supplemental Contributions	25

Page No.

5.02 Limitations	25
5.03 Savings Plan with Enhanced Benefit	25
ARTICLE 6
Rollover Contributions	28
6.00 Rollover Contributions	28
ARTICLE 7
Employer’s Salary Redirection, Company Match & Catch-Up Contributions	30
7.00 Salary Redirection Contribution	30
7.01 Direction of Employer’s Salary Redirection Contributions	31
7.02 Amount of Company Match Contributions	33
7.03 Payment of Company Match Contributions	34
7.04 Excess Salary Redirection Contributions	34
7.05 Leveling Method	35
7.06 Catch-up Contributions	37
ARTICLE 8
Limitations on Contributions	39
8.00 Annual Amount Limitation	39
8.01 Definitions	41
8.02 Tax Reform	41
8.03 Limitations of Section 401(m) of the Code	42

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Page No.

8.04 Excess Basic Contributions, Voluntary Contributions and Company Match Contributions	43
8.05 Leveling Method	44
8.06 Multiple Use Test	45
ARTICLE 9
Administration of Accounts	46
9.00 Separate Accounts	46
9.01 Credits and Charges	46
ARTICLE 10
Vesting	47
10.00 Vesting of Participants	47
10.01 Procedure for Undeliverable Distributions	47
ARTICLE 11
Non-Assignability	48
11.00 General Rule	48
11.01 Exceptions	48
ARTICLE 12
Investments	50
12.00 Investment of Accounts	50
12.01 Change in Investment	50

Page No.

12.02 Implementation of Investment Direction	51
12.03 Warranty, Guarantee and Indemnity	51
12.04 Investment in Employer Stock	51
ARTICLE 13
General Withdrawals, Special Withdrawals and Distributions	53
13.00 General Withdrawals: Voluntary Account	53
13.01 General Withdrawals: Rollover Account	53
13.02 General Withdrawals: Basic Account	53
13.03 General Withdrawals: Matured Subaccounts of Employer Supplemental Account and Company Match Account	53
13.04 General Withdrawals: Procedures	54
13.05 Special Withdrawals: Salary Redirection Account	54
13.06 Distributions upon Termination of Employment	56
13.07 Distribution Procedures	59
13.08 Minimum Distribution Requirements	63
13.09 Designation of Beneficiary	69
13.10 Distributions Directed by Qualified Domestic Relations Orders	69
13.11 Rollovers Out of the Plan	70
13.12 Voluntary Plan-to-Plan Transfers	72
13.13 Direct Rollover by Non-Spouse Beneficiary	73

Page No.

13.14 Roth IRA Rollover	74
13.14 Distributions While on Active Military Duty	74
ARTICLE 14
Loans	75
14.00 Purpose	75
14.01 Availability of Loans	75
14.02 Limitations on Amounts Available	75
14.03 General Provisions	76
14.04 Administrative Provisions	77
14.05 Interest and Charges	77
14.06 Repayment	78
14.07 Default	79
ARTICLE 15
Top-Heavy Provisions	80
15.00 Top-Heavy Plan	80
15.01 Definitions	80
15.02 Minimum Contributions or Benefits	82
15.03 Modifications For Top-Heavy Rules	83
ARTICLE 16
Administration of the Plan	85

Page No.

16.00 Authorized Officers	85
16.01 Plan Administrator	85
16.02 Committees, Officers, and Advisors	87
16.03 Trustee	88
16.04 Trustee Functions	88
16.05 Investment Manager	88
16.06 Delegation of Administrative Duties and Fiduciary Responsibilities	89
16.07 Liabilities and Indemnification	89
16.08 Procedure for Claims	90
ARTICLE 17
General Provisions	93
17.00 Change or Discontinuance	93
17.01 Reversion	94
17.02 Construction and Interpretation	95
17.03 Decisions of Authorized Officers	95
17.04 Administrative Expenses	95
17.05 Credit for Qualified Military Service	96
ARTICLE 18
Notices	97
18.00 Delivery of Notices	97

Page No.

18.01 Direction of Notices	97
ANNEX 1
Investment Alternatives
ANNEX 2
Notice Requirements

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ARTICLE 1
PURPOSE, RIGHTS, AND INTENT

1.00    Purpose of Plan.
The purpose of this Plan is to promote and encourage Employees to provide additional security and income for their retirement through a systematic savings program.

1.01    Rights under Plan.
This Plan does not give, and shall not be construed as giving, any Employee or any other person a legal or equitable right against those such as the Employer, the Authorized Officers, the Plan Administrator, any committee, officer, designee, or advisor appointed pursuant to Section 16.02, the Trustee, or any person or entity to whom delegations have been made pursuant to Section 16.06, or in the assets of the Trust, except and to the extent specifically provided in this Plan.
Effective as of January 1, 2013, all rights and benefits under the Plan shall be determined solely under the terms and provisions of the Plan as hereby amended and restated; provided that this amendment and restatement of the Plan (a) shall not operate, and shall not be construed to operate, so as to deprive any Participant of any vested benefit he may have had under the Plan as in effect on December 31, 2012, or (b) shall not operate, and shall not be construed to operate, so as to confer on, or provide for, any other or different rights or benefits than those to which any Former Participant or beneficiary may have been entitled under the Plan as in effect on December 31, 2012.

1.02    Plan is a Voluntary Undertaking by Employee.

This Plan is strictly a voluntary undertaking on the part of each Employee and shall not constitute, and shall not be construed as constituting, a contract between the Employer and any Employee or other person, or consideration for, an inducement to, or a condition of, the employment of any Employee. Nothing contained in this Plan gives, and shall not be construed as giving, any Employee the right to be retained in the service or employment of the Employer.

1.03    Employee Election.
An Employee may elect to participate in the Plan (a) by making after‑tax contributions under the terms of Article 4, (b) by directing that Salary Redirection (pre‑tax) contributions and, if eligible, Catch-up (pre-tax) contributions be made by the Employer on his behalf under the terms of Article 7, or (c) by utilizing a combination of (a) and (b) of this Section 1.03, all subject to the provisions of the Plan and to the requirement that Company Match contributions may be made under Section 5.00 or under Section 7.02, as applicable, but not under both.

1.04 Intention of the Company.
It is the intention of the Company that this Plan and the Trust established pursuant to the Plan meet the requirements of the Employee Retirement Income Security Act of 1974 (ERISA), meet the requirements of Section 401(k) of the Code, qualify as a profit sharing plan under Section 401(a) of the Code, and be exempt under Section 501(a) of the Code.
The Plan was amended and restated effective January 1, 2001, to include changes made pursuant to the Uruguay Round Agreements Act of 1994 (GATT), the Uniformed Service Employment and Reemployment Rights Act (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA '97), the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 (CRA).

The Plan was also amended and restated effective January 1, 2008, to include features it has previously established to conform to changes in the law pursuant to the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA.
The Plan is hereby amended and restated effective January 1, 2013, except where otherwise provided herein, to reflect changes under the Pension Protection Act of 2006 (PPA), Worker, Retiree, and Employer Recovery Act of 2008 (WRERA),and the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART), and for other purposes to incorporate prior amendments and to make technical and discretionary changes approved by the Company.

ARTICLE 2
DEFINITIONS

Unless otherwise required by the context, wherever used herein, the following terms, for purposes of this Plan, shall mean:

2.00 Account ‑‑ the Basic Account (after-tax), Voluntary Account (after-tax), Employer Supplemental Account, Rollover Account, Salary Redirection Account (pre-tax), Catch-up Contribution Account (pre-tax), Savings Plan with Enhanced Benefit, and the Company Match Account established and maintained for each Participant, as applicable.

2.01 Aggregation Group ‑‑ see Article 15.

2.02 Authorized Officers ‑‑ the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and Chief Financial Officer, and the Vice President Human Resources and Organization Development, and any other person in addition to, or in lieu of, such named Company executive officers as appointed by the Board of Directors of the Company from time to time.

2.03 Average Contribution Percentage -- for any Plan Year, the average of the ratios determined under Section 2.09 for (i) the group of Employees who are Highly Compensated Employees and (ii) the group of Employees who are Nonhighly Compensated Employees.

2.04 Average Deferral Percentage -- for any Plan Year, the average of the ratios determined under Section 2.12 for (i) the group of Employees who are Highly Compensated Employees and (ii) the group of Employees who are Nonhighly Compensated Employees.

2.05    Base Compensation ‑‑ regular salary or wages (including commissions, but excluding overtime and bonuses) including any Salary Redirection Contributions, Catch-up Contributions or salary reduction elections pursuant to Code Section 125 and, effective January 1, 2001, Code Section 132(f)(4) (with respect to qualified transportation fringe benefits) made at the direction of the employee.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, and before January 1, 2002, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
For Plan Years beginning on or after January 1, 1994, and before January 1, 2002, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

For any plan year beginning after December 31, 2001, the annual compensation of each Employee taken into account under the Plan shall not exceed $200,000, a adjusted for cost-of-living increases in accordance with § 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.
If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the applicable annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, and before January 1, 2002, the OBRA '93 annual compensation limit is $150,000.
Effective January 1, 1997, the definition of Base Compensation is amended to remove all references to the family aggregation rules required by Code Section 414(q)(6).

2.06 Board of Directors ‑‑ the Board of Directors of the Company.

2.07 Code ‑‑ the Internal Revenue Code of 1986, as amended.

2.08 Company ‑‑ Washington Gas Light Company.

2.09 Contribution Percentage -- for any Plan Year, for each Employee, whose date on which he first became entitled to participate has occurred, the ratio for each such Employee of the amount of Basic and Voluntary Contributions made by such Employee, if any, and Company Match Contributions, if any, made to the Plan and allocated to such Employee for such Plan Year, to such Employee’s compensation within the meaning of Code Section 414(s) for such Plan Year. In determining the Contribution Percentage of a Highly Compensated Employee, all after-tax contributions made on behalf of such Highly Compensated Employee to any plan maintained by a Controlled Group shall be aggregated.

2.10 Contributions
(a) Basic Contributions ‑‑ after‑tax amounts contributed by an Employee pursuant to Section 4.00 and the amounts matched by Company Match Contributions pursuant to Section 5.00.
(b) Voluntary Contributions ‑‑ after‑tax amounts contributed by an Employee pursuant to Section 4.01 hereof. Such Voluntary Contributions are not matched by Company Match Contributions pursuant to Section 5.00.
(c) Employer Supplemental Contributions ‑‑ amounts contributed by an Employer pursuant to Section 5.01.
(d) Rollover Contributions ‑‑ amounts rolled over or transferred to the Plan on behalf of an Employee pursuant to Section 6.00.
(e) Salary Redirection Contributions (Pre-Tax) ‑‑ an Employer contribution made pursuant to Section 7.00, the first four (4) percent of which is matched by Company Match Contributions pursuant to Section 7.02.

(f) Company Match Contributions ‑‑ amounts contributed by the Employer pursuant to either Section 5.00 (determined by the Basic Contributions made by the Employee pursuant to Section 4.00) or Section 7.02 (determined by the Salary Redirection Contributions made pursuant to Section 7.00).
(g) Catch-up Contributions – pre-tax Employer contributions made pursuant to Section 7.06 hereof.
(h) Savings Plan with Enhanced Benefit – amounts contributed by an Employer pursuant to Section 5.03.

2.11 Controlled Group ‑‑ the Company and each other organization that is a member of the controlled group of corporations or trades, or businesses within the meaning of Section 414(b), (c), or (m) of the Code.

2.12     Deferral Percentage -- for any Plan Year, for each Employee, whose date on which he first became entitled to participate has occurred, the ratio for each such Employee of Salary Redirection Contributions, if any, made to the Plan by the Employer on behalf of such Employee for such Plan Year to such Employee’s compensation (within the meaning of Code Section 414(s)) for such Plan Year. In determining the Deferral Percentage of a Highly Compensated Employee, all Salary Redirection Contributions made on behalf of such Highly Compensated Employee to any plan maintained by a Controlled Group shall be aggregated.

2.13 Determination Date ‑‑ see Article 15.

2.14 Disability ‑‑ such physical or mental condition that renders an Employee unable to engage in any substantially gainful activity for an Employer such that the Employee would be eligible for disability benefits under the Employer’s long term disability plan or is determined to be disabled by the Social Security Administration.

2.15 Direct Rollover -- see Section 13.10(d).

2.16 Distributee -- see Section 13.10(a).

2.17 Eligible Retirement Plan -- see Section 13.10(c).

2.18 Eligible Rollover Distribution -- see Section 13.10(b).

2.19 Employee ‑‑ any person employed by an Employer provided such individual is not classified as an Employee under Article 2 (Definitions) of the Washington Gas Light Company Capital Appreciation Plan/Union Employees Savings Plan. An Employer adopting this Plan may also exclude any other classification or group of employees, provided such exclusion will not adversely affect the qualified status of the Plan. The term "Employee" shall not include a leased employee as defined by Section 414(n) of the Code, and any regulations prescribed thereunder. The term "Employee" shall not include a leased employee which shall mean any person (other than an employee of the recipient) who provides services to the recipient if: (i) such services are provided pursuant to an agreement between the recipient and any other person ("leasing agreement"); (ii) such person has performed such services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year; (iii) effective January 1, 1997, such services are performed under the primary direction or control of the recipient; and (iv) the recipient classifies such person as a leased employee (regardless of the individual's employment status under applicable law). A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase plan maintained by the leasing organization providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 132(f)(4) (effective January 1, 2001), section 402(e)(3), section 402(h) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated work force. “Employee” also shall not include an individual classified by the Employer as an independent contractor, regardless of the individual’s employment status under applicable law or his reclassification by a court or administrative agency as a common law employee and not an independent contractor.

2.20 Employer ‑‑ the Company and each other corporation that (i) is a member of the Controlled Group, (ii) has been authorized by the Company to adopt this Plan, and (iii) has adopted this Plan in fact. Unless otherwise provided herein, the Company shall act for, and on behalf of, each Employer in any matter pertaining to the Plan.

2.21 Employer Stock – WGL Holdings, Inc. Common Stock Fund. Notwithstanding any provision herein to the contrary, effective January 1, 2007, the diversification requirements under Section 401(a)(35) of the Code apply to Employer Stock (and any dividend earnings thereon).

2.22 ERISA ‑‑ the Employee Retirement Income Security Act of 1974, as amended.

2.23 Excess Amount ‑‑ see Article 8.

2.24 Fiduciary Responsibility ‑‑ those operational and administrative duties required to be performed by fiduciaries pursuant to (i) the provisions of Part 4 of Title I of ERISA, (ii) any express statutory provision, or (iii) applicable law.

2.25 Former Participant ‑‑ a person for whom an account in the Plan was at one time, but no longer is, maintained.

2.26 Highly Compensated Employee – effective for Determination Years beginning after December 31, 1996, an Employee who performs services during the Determination Year and is described in one or more of the following groups in accordance with IRS regulations:
(a)    An Employee who is a five percent (5%) owner as defined in Section 416(i)(1)(iii) of the Code, at any time during the Determination Year or the Look-back Year.
(b)    An Employee who receives Compensation in excess of $80,000 during the Look-back Year. (The $80,000 limitation will be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code).
A former Employee shall be treated as a Highly Compensated Employee if such former Employee had a separation year prior to the Determination Year and was a Highly Compensated active Employee for either (1) such Employee’s separation year or (2) any Determination Year ending on or after the Employee’s 55th birthday. A separation year is the Determination Year in which the Employee separates from service or was deemed to have separated from service .

For purposes of this section,
(a)    “Compensation” shall mean compensation as defined in Code Section 414(q)(4) and the regulations thereunder.
(b)    “Determination Year” shall mean the Plan Year for which the determination of who is Highly Compensated is being made.
(c)    “Look-back Year” shall mean the twelve (12) month period preceding the Determination Year.

2.27 Hour of Service ‑‑ an hour for which (i) an Employee is directly or indirectly paid or entitled to be paid for the performance of duties for an Employer or any other member of the Controlled Group, (ii) an Employee is directly or indirectly paid or entitled to be paid by an Employer or any other member of the Controlled Group on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military leave, or leave of absence, or (iii) back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or any other member of the Controlled Group. The crediting and computing of Hours of Service shall be made in accordance with the applicable rules prescribed by the Secretary of Labor under 29 C.F.R. 2530.200b‑2(b)&(c). Interpretations of this Section 2.28 are to be resolved in favor of the Employee.

2.28 Investment Manager ‑‑ the person or persons (as defined in Section 3(38) of ERISA) who are appointed by the Authorized Officers to be responsible for the investment of assets under the Plan.

2.29 Key Employee ‑‑ see Article 15.

2.30 Limitation Year ‑‑ see Article 8.

2.31 Non‑key Employee ‑‑ see Article 15.

2.32 Normal Retirement Age – age 65.2.33

2.33 OBRA '93 --Omnibus Budget Reconciliation Act of 1993.

2.34 Participant ‑‑ an Employee for whom an Account in the Plan is maintained.

2.35 Period of Service – For purposes of determining a Period of Service when calculating the automatic contribution percentage of the Savings Plan with Enhanced Benefit under Section 5.03(b), an Employee who is eligible under Section 5.03(a) will receive credit for the aggregate of all time period(s) expressed in years and days (with 365 days constituting one year), commencing with the Employee’s first day of employment or reemployment and ending on the date the Employee separates from service, in accordance with the following:

(a) For purposes of this section, the following definitions apply. The “first day of employment or reemployment” is the first day the Employee performs an hour of service. An “hour of service” shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer and, effective beginning January 1, 2013, shall also mean each hour for which an Employee is paid or entitled to payment for the performance of duties for any other participating Employer or company that is a member of the Controlled Group. A “separation from service” begins on the date the Employee retires, dies, quits or is discharged, or, if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service (with or without pay) for any reason other than quit, discharge, retirement or death (such as sickness, disability, leave of absence or layoff).

(b) If an Employee quits, is discharged or retires and is rehired by the Employer within 12 months of such quit, discharge or retirement, the Employee’s service will include the period of such absence (i.e., from the date of quit, discharge or retirement until the date of rehire).

(c) If an Employee is absent from service (with or without pay) for a period of 12 months or more for any reason other than quit, retirement, discharge or death (such as for sickness, disability, leave of absence or layoff), separation from service shall be deemed to occur no later than the first anniversary of the first day of the period of such absence.

(d) If an Employee is absent from work for maternity or paternity reasons, a separation from service shall not commence any earlier than the second anniversary of the first day of absence by reason of such maternity or paternity leave. For purposes of this paragraph, an absence from work for maternity or paternity means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.36 Plan ‑‑ this Washington Gas Light Company Savings Plan.

2.37 Plan Administrator ‑‑ the Plan Administrator appointed by the Authorized Officers pursuant to Section 16.01.

2.38 Plan Year ‑‑ each 12‑month period ending December 31.

2.39 Principal Office ‑‑ for purposes of this Plan, the Principal Office of the Company is 6801 Industrial Road, Springfield, VA 22151.

2.40 Qualified Domestic Relations Order ‑‑ a domestic relations order that the Plan Administrator has determined is a Qualified Domestic Relations Order, as defined under Section 414(p) of the Code. The Plan Administrator shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. Such procedures shall be consistent with the regulations prescribed under Sections 401(a)(13) and 414(p) of the Code, and Section 206(d) of ERISA.

2.41 Retirement ‑‑ an Employee's severance from employment (separation from service, for Plan Years beginning before 2002) with an Employer.

2. 42 Savings Plan Advisory Committee ‑‑ the committee established by the Authorized Officers pursuant to Section 16.02.

2.43 Section ‑‑ the sections of this Plan; references to "hereof" in certain instances are solely for purpose of clarity.

2.44 Section 415 Compensation ‑‑ a Participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:
(a)    Employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a Simplified Employee Pension plan to the extent such contributions are deductible under IRC Section 404(g), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;
(b)    Amounts realized from the exercise of a non‑qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(c)    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
(d)    Other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee). Compensation for any Limitation Year is the compensation actually paid or includable in gross income during such year.

Effective for Limitation Years beginning after December 31, 1997, Section 415 Compensation shall also include any amounts deferred pursuant to Code Section 402(e)(3) (with respect to cash or deferred arrangements under Code Section 401(k)(2)), Section 402(h) (with respect to simplified employee pension plans), Section 403(b), Section 408(p) (with respect to simple retirement accounts), Section 125 (with respect to cafeteria plans) and, effective January 1, 2001, Section 132(f)(4) (with respect to qualified transportation fringe benefits).
Effective for Limitation Years beginning on or after January 1, 2008, payments made by the later of 2½ months after severance from employment (within the meaning of section 401(k)(2)(B)(i)(I) of the Code) or the last day of the Limitation Year in which the Employee severed employment will be compensation within the meaning of section 415(c)(3) of the Code if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer.
Effective January 1, 2009, Section 415 Compensation shall include military differential pay (a wage payment which is made by the Employer (i) to an individual who is performing services in the uniformed services while on active duty for a period of more than 30 days, and (ii) represents all or a portion of the wages the individual would have received from the Employer).

2.45 Spousal Consent ‑‑ If, under Section 13.08, a married Employee designates an individual other than the Employee's spouse as beneficiary, such designation shall be ineffective without the consent of the Employee's spouse.
The spouse's consent must acknowledge the effect of the election and must be witnessed by a notary public. Notwithstanding the foregoing, an Employee's election shall be effective without the consent of his spouse if it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of any other circumstances described in regulations issued under Section 417 of the Code. Any consent by a spouse (or any establishment that such consent cannot be obtained) shall be effective only with respect to such spouse.

2.46 Subaccount ‑‑ the Matured Subaccount in each of a Participant's Employer Supplemental Account and Company Match Account to which Employer Supplemental Contributions and Company Match Contributions, respectively, for all months prior to the thirty-six preceding months are allocated.
2.47 Successor Plan ‑‑ see Article 17.

2.48 Super Top‑heavy Plan ‑‑ see Article 15.

2.49 Top‑heavy Group ‑‑ see Article 15.

2. 50 Top‑heavy Plan ‑‑ see Article 15.

2.51 Total Vested Balance ‑‑ see Article 14.

2.52 Trust ‑‑ any agreement between the Company, acting through its Authorized Officers, and the Trustee in the nature of a trust under which Trust Funds are received, held, invested, and disbursed.

2.53 Trust Fund ‑‑ any and all assets held under the Plan by the Trustee.

2.54 Trustee ‑‑ the Trustee of the trust provided in the Plan.

2.55 Value Determination Date ‑‑ every business day (daily valuation).

2.56 Valuation Date ‑‑ see Article 15.

2.57 Value of the Account ‑‑ see Article 15.

ARTICLE 3
ELIGIBILITY

3.00 Participation.
Each Employee who was eligible to participate in the Plan as in effect on July 31, 1996, shall continue to participate herein.
Effective August 1, 1996 to December 31, 2000, an Employee shall be eligible to begin participation as of the first of the month following the month in which the Employee is first credited with one Hour of Service.
Effective January 1, 2001, an Employee shall be eligible to participate in the Plan upon the date he becomes an Employee.
In the event an employee who was a participant in the Washington Gas Light Company Capital Appreciation Plan (Union Employees' Savings Plan) becomes an Employee, he shall be eligible to participate in this Plan as of the date he becomes an Employee.
3.01 Change in Employment Status.
(a) An Employee eligible to participate under the provisions of Section 3.00 shall cease to be eligible to participate under Sections 4.00, 4.01, 5.00, 5.01, 6.00, 7.00 and 7.02, as of the date he ceases to be an Employee. In the event a former eligible Employee shall again become an Employee, he shall be eligible to participate under Sections 4.00, 4.01, 5.00, 5.01, 6.00, 7.00 and 7.02, as of the date he again becomes an Employee.
(b) In the event the employment status of a Participant shall change so that he is no longer an Employee but remains an employee of an Employer, he shall not be eligible to participate under Sections 4.00, 4.01, 5.00, 5.01, 6.00, 7.00 or 7.02, on and after the date of the status change. He shall continue, however, to be treated as an Employee under Articles 1, 2, 8, 9, 10, 11, 12, 13, 14, 15, and 16 with respect to his accounts in existence immediately prior to the status change.

ARTICLE 4
PARTICIPANT CONTRIBUTIONS

4.00 Basic Contributions.
Subject to Section 4.04, an Employee eligible to participate under this Section 4.00 may, by payroll deduction, contribute 1 percent, 2 percent, 3 percent, or 4 percent (rounded to the nearest one cent ($.01)) of his Base Compensation for each pay period as a Basic Contribution under the Plan.
It shall be conclusively presumed that an election to make Basic Contributions hereunder shall mean Employee Contributions made on a non-deductible basis and not subject to any restrictions imposed by Sections 72(o) and 219 of the Code, as amended.
The Employer shall pay the amount to be contributed to the Trustee on the earliest date on which such amount can reasonably be segregated from the Employer's general assets. Basic Contributions shall be credited to a Participant's Basic Account on a per pay period basis.

4.01 Voluntary Contributions.
Subject to Section 4.04, an Employee eligible to participate under this Section 4.01 may, by payroll deduction, contribute 1 percent through 10 percent (in increments only of 1 percent, rounded to the nearest one cent ($.01)) of his Base Compensation for each pay period as a Voluntary Contribution under the Plan.
In no event may the sum of after-tax contributions made by an Employee under Section 4.00 and this Section 4.01 and contributions made by the Employer on behalf of an Employee under Section 7.00 exceed 14 percent (50 percent, effective January 1, 2002, or other percentage as determined by the Employer) of such Employee's Base Compensation.

It shall be conclusively presumed that an election to make Voluntary Contributions hereunder shall mean Employee Contributions made on a non-deductible basis and not subject to any restrictions imposed by Sections 72(o) and 219 of the Code, as amended.
The Employer shall pay the amount to be contributed as a Voluntary Contribution to the Trustee on the earliest date on which such amount can reasonably be segregated from the Employer's general assets. Voluntary Contributions shall be credited to a Participant's Voluntary Account on a per pay period basis.

4.02 Change in Base Compensation.
If any increase or decrease in an Employee's Base Compensation occurs, the amount of such Employee's Basic Contributions and Voluntary Contributions shall be increased or decreased immediately.

4.03 Change in Basic Contributions and Voluntary Contributions.
Subject to Section 4.04, an Employee eligible to participate under Sections 4.00 and 4.01 hereof may increase, decrease, suspend, or resume his Basic Contributions or Voluntary Contributions, every pay period upon appropriate notice through the Plan’s “Interactive Voice Response System” or other electronic media under procedures adopted by the Plan Administrator; and by complying with such other implementing rules and procedures as the Plan Administrator may prescribe.

4.04 Limitations on Basic Contributions and Voluntary Contributions.
The amount of Basic Contributions and Voluntary Contributions made by any Employee shall be subject to the limitations in this Article and Article 8.

ARTICLE 5
EMPLOYER CONTRIBUTIONS
5.00 Company Match Contributions.
A Participant who elects to make Basic Contributions pursuant to Article 4 shall be entitled to have a Company Match Contribution made on his behalf in an amount equal to 100 percent of such Basic Contributions up to 3 percent of Base Compensation (rounded to the nearest one cent ($.01)). In the case of a Participant who contributes under both Article 4 and Section 7.00, the Participant shall be entitled to have a contribution made on his behalf under Section 7.02 only. In no event shall a contribution be made under both this Section 5.00 and Section 7.02 with respect to any Participant for any Plan Year. The amount of a Company Match Contribution on behalf of an Employee under this Section 5.00 for a pay period may not exceed an amount equal to 3 percent of such Employee's Base Compensation for the pay period. The Employer shall pay the amount to be contributed to the Trustee on a per pay period basis. Company Match Contributions shall be credited to a Participant's Company Match Account on a per pay period basis.
Company Match Contributions shall be subject to the limitations of Section 401(m) of the Code, except as provided in Section 8.03. If the Company, in its sole discretion, determines that it is desirable to take Company Match Contributions into account in applying the nondiscrimination rules of Section 401(k)(3) of the Code, then Company Match Contributions shall be subject to the withdrawal restrictions of Section 401(k)(2)(B) of the Code; provided, however, that any such determination shall be made only on a prospective basis, so that the withdrawal restrictions shall apply only to contributions made with respect to Plan Years beginning after the date on which Participants are notified of such restrictions.

5.01 Employer Supplemental Contributions.
(a) The Employer may contribute an Employer Supplemental Contribution in an amount to be determined in its sole discretion, and pay such amount to the Trustee. Employer Supplemental Contributions for any Plan Year shall be allocated as of the end of such Plan Year among Participants who are Employees as of the end of the Plan Year in amounts which bear substantially the same proportions to the total of such Employer Supplemental Contributions for the Plan Year as the amount of each such Employee's Base Compensation for the Plan Year bears to the Base Compensation paid to all of such Employees during such Year. Employer Supplemental Contributions shall be credited to a Participant's Employer Supplemental Account.
(b) The Employer may make other supplemental contributions in Company stock in an amount to be determined in its sole discretion subject to the applicable limitations in Article 8, and pay such amount to the Trustee. Supplemental contributions in Company stock shall be fully vested and allocated equally among all participants unless the Board of Directors (or its designee) directs otherwise. Such contributions shall be subject to restrictions imposed by the Board of Directors, provided such restrictions are not inconsistent with the diversification requirements under Section 401(a)(35) of the Code, and shall be credited to an account for qualified nonelective contributions or the Employer Supplemental Account as directed by the Employer.
5.02 Limitations.
Notwithstanding Sections 5.00 and 5.01, and 5.03, the amount of Company Match Contributions and Employer Supplemental Contributions, and Savings Plan with Enhanced Benefit, shall be subject to the applicable limitations in Article 8.
5.03 Savings Plan with Enhanced Benefit

(a) Effective January 1, 2010 (or such other date as applicable for employees who return from qualified military service) the Employer will contribute a supplemental contribution, referred to as the Savings Plan with Enhanced Benefit to the following Employees but only if employed by the Company (i.e., by Washington Gas):

(1) Employees who made an irrevocable election in 2009 under the Retirement Choice program to stop earning additional benefits under the Washington Gas Light Company Employees’ Pension Plan and receive instead the Savings Plan with Enhanced Benefit under this Plan;

(2) Employees first-hired by the Employer on or after July 1, 2009 who are not eligible to become a participant in the Washington Gas Light Company Employees’ Pension Plan;

(3) Employees rehired by the Employer on or after July 1, 2009 who are not eligible to resume participation in the Washington Gas Light Company Employees’ Pension Plan; and

(4) Employees who were formerly eligible to participate in the Washington Gas Light Company Capital Appreciation Plan/Union Employees Savings Plan and are not eligible to become a participant in the Washington Gas Light Company Employees’ Pension Plan.

(b) Effective January 1, 2013, a corporation that is a participating Employer in the Plan pursuant to Section 2.20 will contribute a supplemental contribution referred to as the Savings Plan with Enhanced Benefit to its Employees provided such an Employee is not eligible to become a Participant in the Washington Gas Light Company Employees’ Pension Plan or, if a Participant in that Plan, is not accruing, or eligible to accrue, any accredited service thereunder.

(c) The amount of the Savings Plan with Enhanced Benefit contribution will be a percentage of the Employee’s Base Compensation where such percentage is determined January 1, based upon the Employee’s Period of Service as of December 31 of the previous calendar year, in accordance with the following schedule:

Period of Service as of the             Automatic Contribution Percentage
Previous December 31             as of January 1

Less than 5 years                    4% of Base Compensation
5 to 9 years                    5% of Base Compensation
10 to 15 years                    5.5% of Base Compensation
15 years or more                    6% of Base Compensation

(d) The Savings Plan with Enhanced Benefit contribution shall be credited on a pay period basis to the Employee’s Savings Plan with Enhanced Benefit Account, or such other account as directed by the Employer, except that for a newly-hired employee such contribution shall be credited as soon as administratively possible following the date of hire but in no event any later than forty (40) business days after the employee’s date of hire. Such contribution shall be made regardless of whether the Employee has elected to have any pre-tax or after-tax amounts contributed under the Plan or has elected to opt out of automatic enrollment in the Plan.

(e) The Savings Plan with Enhanced Benefit contribution shall be invested in the Plan’s default investment fund as determined by the Plan Administrator, unless the Employee selects an investment alternative for the allocation of such contributions pursuant to Sections 12.00 or 12.01.

ARTICLE 6
ROLLOVER CONTRIBUTIONS

6.00 Rollover Contributions.
(a) Subject to the approval of the Plan Administrator, any person eligible to participate under this Section 6.00 may (i) rollover an amount from any individual retirement account that satisfies the requirements of Sections 408(a) and 408(d)(3)(A)(ii) of the Code, or (ii) rollover or cause to have transferred from any other plan qualified under Section 401 of the Code any amount (consisting of money and any other property, including qualifying employer securities within the meaning of Section 407 of ERISA) held in such plan and attributable to employer contributions to such plan. Any such rolled-over or transferred amount shall be credited to a Participant's Rollover Account.
(b)    The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below:
(1) Direct Rollovers: The Plan will accept a direct rollover of an eligible rollover distribution from:
• a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions;
• an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; and
• an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(2) Participant Rollover Contributions from Other Plans: The Plan will accept a participant contribution of an eligible rollover distribution from:
• a qualified plan described in section 401(a) or 403(a) of the Code;
• an annuity contract described in section 403(b) of the Code; and
• an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
(3) Participant Rollover Contributions from IRAs: The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

ARTICLE 7
EMPLOYER'S SALARY REDIRECTION, COMPANY MATCH, AND
CATCH-UP CONTRIBUTIONS

7.00 Salary Redirection Contribution.
(a)    Subject to Section 7.01, an Employee eligible to participate under this Section 7.00 may direct his Employer to make a Salary Redirection Contribution to the Plan on his behalf in an amount equivalent to a specified percentage of his Base Compensation, provided that the Employee must specify a whole number not in excess of 14 percent (50 percent, effective beginning January 1, 2002, or other percentage as determined by the Employer) for this purpose . Notwithstanding any Plan provision to the contrary, Catch-up Contributions under Section 7.06 shall not be taken into consideration for purposes of this Section 7.00(a).
(b)    An Employee hired after January 1, 2001, who is eligible to participate under this Section 7:00 and who does not affirmatively direct his Employer to make a Salary Redirection Contribution to the Plan pursuant to Section 7.00(a), shall be deemed to have elected to defer 4% of his Base Compensation to the Plan unless the Employee elects not to defer any portion of his Base Compensation to the Plan in the form and manner prescribed by the Plan Administrator and prior to the deadline established by the Plan Administrator. Salary Redirection Contributions elected pursuant to this Section 7.00(b) shall be invested in the appropriate target retirement date fund ( listed in Annex 1 or as otherwise determined by the Plan Administrator) unless the Employee selects an investment alternative for the allocation of such Contributions pursuant to Sections 12.00 or 12.01. An Employee may change the election provided for in this Section 7.00(b) in the manner described in Section 7.01(b).
(c)    Salary Redirection Contributions shall be rounded to the nearest one cent ($.01). In no event may the sum of after-tax contributions made by an Employee under Sections 4.00 and 4.01 hereof and contributions made by the Employer on behalf of an Employee under this Section 7.00 exceed 14 percent (50 percent, effective beginning January 1, 2002, or other percentage as determined by the Employer) of such Employee's Base Compensation. In no event may the total Salary Redirection Contributions made by the Employer on behalf of a Participant under this Section 7.00 (and any other qualified plan maintained by the Employer) during any taxable year exceed the dollar limits set by Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 7.06 of the Plan and Section 414(v) of the Code, if applicable; any excess amounts contributed to this Plan or allocated to this Plan by the Participant shall be distributed (after adjustment for income and loss) to the Participant in accordance with the provisions of Section 402(g)(2) of the Code. Distributions of income or loss allocable to such corrective distributions for Code Section 402(g) excess deferrals (or excess amounts) made in taxable year 2007 must include allocable income for the taxable year and also for the gap period (i.e., the period after the end of the taxable year in which the excess deferral occurred and the date of distribution). With respect to excess deferrals made in taxable years after 2007, gap period income may not be distributed. The Employer shall pay the amount to be contributed to the Trustee on the earliest date on which such amount can reasonably be segregated from the Employer's general assets. Salary Redirection Contributions shall be credited to a Participant's Salary Redirection Account on a per pay period basis.

7.01 Direction of Employer's Salary Redirection Contributions.
(a)     Salary Redirection Contributions are intended to qualify under Section 401(k) of the Code and shall be made by a salary reduction and deemed to be Employer contributions for all Plan purposes. In the event an Employer makes a Salary Redirection Contribution for any Plan Year on behalf of a Highly Compensated Employee in an amount greater than the maximum amount allowable using current year testing (effective for the Plan Year beginning January 1, 1997) under the "non-discrimination" rules and regulations promulgated under Section 401(k)(3) of the Code and subsequent IRS guidance issued thereunder which is incorporated herein by reference, such excess amount shall, to the extent provided in regulations issued under Section 401(k) of the Code be recharacterized as an Employee contribution made pursuant to Section 4.01 hereof and, accordingly such excess amount (plus any earnings and minus any losses thereon) shall be reallocated from his Salary Redirection Account to his Voluntary Account pursuant to Section 4.01 hereof; also, such excess amount will be subject to a separate discrimination test under Section 401(m) of the Code. In the absence of regulations permitting such recharacterization, such excess amount (plus any earnings and minus any losses thereon) shall be distributed in accordance with the provisions of Section 401(k)(8) of the Code. For Plan Years beginning after December 31, 2007, gap period earnings (i.e., the earnings on the excess amounts for the period after the close of the Plan year in which the excess contribution occurred and prior to distribution) may not be distributed. Any distributions required by Section 7.00 (by virtue of Section 402(g)(2) of the Code) shall be made before any Salary Redirection Contributions are recharacterized or distributed pursuant to this Section 7.01. The excess amount attributable to any individual Highly Compensated Employee hereunder shall be determined in accordance with the leveling method set forth in the regulations prescribed under Section 401(k) of the Code, and as described in Section 7.05.
(b)    An Employee eligible to participate under Section 7.00 may direct his Employer to increase, decrease, suspend or resume the Salary Redirection Contribution, every pay period upon appropriate notice through the Plan’s “Interactive Voice Response System” or through other electronic media under procedures adopted by the Plan Administrator.
(c)     The Employer may also, in its sole discretion, make qualified nonelective contributions on behalf of Employees who are Nonhighly Compensated Employees in an amount sufficient to satisfy the nondiscrimination requirements of Section 401(k) of the Code and applicable final Treasury regulations thereunder effective January 1, 2006. Such additional contributions shall be fully vested and not withdrawable while employed.
Effective January 1, 1997, the family aggregation rules requiring that certain Highly Compensated Employees and their family members be treated as a single employee for nondiscrimination testing purposes is eliminated.

7.02 Amount of Company Match Contributions.
Subject to Section 7.01, each Employee for whom the Employer is making a Salary Redirection Contribution pursuant to Section 7.00 shall be entitled to have a Company Match Contribution made on his behalf in an amount equal to 100 percent of such Salary Redirection Contribution, but only to the extent that such Salary Redirection Contribution does not exceed 4 percent of Base Compensation. In the case of a Participant who is entitled to have a contribution made on his behalf under both this Section 7.02 and Section 5.00, the Participant shall be entitled to have a contribution made on his behalf under this Section 7.02 only. In no event shall a contribution be made under both this Section 7.02 and Section 5.00 with respect to any Participant for any Plan Year. Company Match Contributions shall be credited to a Participant's Company Match Account on a per pay period basis.
Company Match Contributions shall be subject to the limitations of Section 401(m) of the Code, except as provided in Article 8. If the Company, in its sole discretion, determines that it is desirable to take Company Match Contributions into account in applying the nondiscrimination rules of Section 401(k)(3) of the Code, then Company Match Contributions shall be subject to the withdrawal restrictions of Section 401(k)(2)(B) of the Code; provided, however, that any such determination shall be made only on a prospective basis, so that the withdrawal restrictions shall apply only to contributions made with respect to Plan Years beginning after the date on which Participants are notified of such restrictions. In addition, the Company, in its sole discretion, may make additional Company Match Contributions on behalf of certain Participants (other than a Highly Compensated Employee) in order to satisfy the "non-discrimination" rules under Section 401(k)(3) of the Code and applicable final Treasury regulations thereunder effective January 1, 2006, provided that such Company Match Contributions shall be credited to a Participant's Company Match Account and shall not be available for withdrawal under Section 13.03.

7.03 Payment of Company Match Contributions.
Company Match Contributions made pursuant to Section 7.02 shall be paid over to the Trustee on a per pay period basis.

7.04 Excess Salary Redirection Contributions.
If for any Plan Year it is determined that the nondiscrimination requirements under Section 401(k)(3) of the Code are not satisfied:
(a)    Certain Highly Compensated Employees shall have the Salary Redirection Contribution made on their behalf reduced retroactively in accordance with the leveling method described in Section 7.05.
(b)    At the Employer's sole discretion, a Highly Compensated Employee who has had the Salary Redirection Contributions made on his behalf reduced under Subsection (a) shall have the amount of such reduction treated in one or both of the following manners:

(1)
All or a portion of the amount of such reduction plus any investment earnings allocable to such reduction shall be added to the Highly Compensated Employees’ after-tax accounts and the amount of the reduction shall be treated as an after-tax contribution. Recharacterization shall only be made within two and one-half (2-1/2) months following the last day of the Plan Year for which the reduction was necessary.

(2)
All or a portion of the amount of such reduction plus any investment earnings allocable to such Salary Redirection Contributions shall be paid in cash to the Highly Compensated Employee. Payment shall be made within two and one-half (2-1/2) months following the last day of the Plan Year for which the reduction was necessary, if practicable, but in no event later than the last day of the Plan Year following such Plan Year. For any Plan Year, the amount of excess Salary Redirection Contributions to be distributed to any Participant shall be reduced by the amount of excess deferrals distributed to such Participant in accordance with Section 7.01 for the Participant’s taxable year ending with or within the Plan Year. The income allocable to such excess Salary Redirection Contributions shall include income for the Plan Year for which the Salary Redirection Contributions were made, determined in accordance with any reasonable method. Any Company Match Contributions attributable to excess Salary Redirection Contributions or excess deferrals (and income allocable to such Company Match Contributions determined using the same method for determining income on excess Salary Redirection Contributions) shall be forfeited within the period specified immediately above and shall be used to reduce future Employer contributions.

7.05 Leveling Method.

For Plan Years beginning in 1997 and later, if the nondiscrimination requirements of Section 401(k)(3) are not met, Salary Redirection Contributions shall be reduced retroactively under the leveling method as follows:
(a)    The Highly Compensated Employee with the highest Deferral Percentage shall have his Deferral Percentage reduced to the extent required to satisfy the nondiscrimination requirements of Section 401(k)(3) or to cause such Highly Compensated Employee’s Deferral Percentage to equal that of the Highly Compensated Employee with the next highest Deferral Percentage.

(b)    If the nondiscrimination requirements set forth in Section 401(k)(3) are still not satisfied after the reduction in subsection (a) is made, the Highly Compensated Employees who are now at the highest Deferral Percentage shall have their Deferral Percentages reduced to the extent required to meet the nondiscrimination requirements of Section 401(k)(3) or to cause such Highly Compensated Employees Deferral Percentages to equal that of the Highly Compensated Employee with the next highest Deferral Percentage.
(c)If the nondiscrimination requirements set forth in Section 401(k)(3) are still not satisfied after the reduction in subsection (b) is made, the process shall be repeated until the nondiscrimination requirements of Section 401(k)(3) are satisfied.
(d)After the leveling process described in the preceding paragraphs (a) to (c) is performed, the total dollar amount of Salary Redirection Contributions reduced by such process (the "ADP Excess Amount") is determined. The ADP Excess Amount is then allocated to the Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest dollar amount of Salary Redirection Contributions which are then reduced to the extent required to (1) completely eliminate the ADP Excess Amount, or (2) cause such Highly Compensated Employee's Salary Redirection Contributions to equal the Salary Redirection Contributions of the

Highly Compensated Employee(s) with the next highest dollar amount of Salary Redirection Contributions. This process will be repeated until the ADP Excess Amount is completely eliminated.

7.06    Catch-up Contributions.
(a)    All Employees who are eligible to make elective deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions. This Section 7.06 shall apply to contributions after December 31, 2001. Notwithstanding anything in the Plan to the contrary, Company Match Contributions in accordance with Section 5.02 shall not apply to Catch-up Contributions made pursuant to this Section 7.06.
(b)    Employees eligible to participate under this Section 7.06 may direct his Employer to increase, decrease, suspend or resume the Catch-up Contribution, every pay period upon appropriate notice through the Plan’s “Interactive Voice Response System” or through other electronic media under procedures adopted by the Plan Administrator.
(c)    Notwithstanding any Plan provision to the contrary, in the event that an Employee eligible to participate under this Section 7.06 fails to make Salary Redirection Contributions pursuant to Section 7.00 to the maximum amount permitted under Section 402(g) of the Code for the Plan Year, such Employee’s Catch-up Contributions will be recharacterized as Salary Redirection Contributions until the limit of Section 402(g) of the Code is met. However, such recharacterized amounts shall not be entitled to Company Match Contributions under Section 7.02.
(d)    Notwithstanding any Plan provision to the contrary, the aggregate of both Salary Redirection Contributions contributed pursuant to Section 7.00, Basic Contributions contributed pursuant to Section 4.00 Voluntary Contributions contributed pursuant to Section 4.01, and Catch-up Contributions contributed pursuant to this Section 7.06 shall not exceed 75 percent of the contributing Participant’s Base Compensation.

ARTICLE 8
LIMITATIONS ON CONTRIBUTIONS

8.00 Annual Amount Limitation.
(a)     Maximum Permissible Amounts. For limitation years beginning before January 1, 2002, notwithstanding any other provision of the Plan, the sum of the Annual Additions to a Participant's accounts under this Plan and all other defined contribution plans maintained by the Employer for any Limitation Year beginning after December 31, 1986, shall not exceed the lesser of (1) Thirty-Thousand Dollars ($30,000.00), as indexed or (2) twenty-five percent (25%) of such Participant's Section 415 Compensation from the Employer for such Plan Year; provided, however, that such 25% limit shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code. For limitation years beginning on or after January 1, 2002, notwithstanding any other provision of the Plan, except for Catch-up Contributions to the extent permitted under section 7.06 of the Plan and section 414(v) of the Code, the sum of the Annual Additions to a Participant's accounts under this Plan and all other defined contribution plans maintained by the Employer for any Limitation Year shall not exceed the lesser of (1) Forty-Thousand Dollars ($40,000), as adjusted for increases in the cost-of-living under section 415(d) of the Code, or (2) 100 percent (100%) of the Participant's Section 415 Compensation from the Employer for such Limitation Year, provided, however, that such 100% limit shall not apply to any contribution for medical benefits (within the meaning of sections 401(h) or 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition under section 415 (l)(1) of the Code.

Effective for Limitation Years beginning after December 31, 1999, the combined benefit and contribution limit under Section 415(e) of the Code for a Participant under this Plan who also is a participant under a defined benefit plan maintained by the Employer is eliminated.
(b) Disposition of Excess Amounts. If there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess Amount shall be attributable first to this Plan, and shall be disposed of as follows:

(1)	First, any Excess Amount attributable to the Participant's Voluntary Contributions (plus attributable earnings) shall be returned to the Participant.

(2)
If, after the application of paragraph (1) above, an Excess Amount still exists, the portion attributable to the Participant's Basic Contributions (plus attributable earnings) shall be returned to the Participant provided that this does not result in discrimination in favor of Highly Compensated Employees.

(3)
If, after the application of paragraphs (1) and (2) above, an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount will be used to reduce Employer Contributions for such Participant in the next Limitation Year and each succeeding Limitation Year if necessary.

(4)
If, after the application of paragraphs (1), (2) and (3) above, an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount shall be held unallocated in a suspense account and applied to reduce Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary. Any suspense account established pursuant to this paragraph (4) of Section 8.00(b) shall not participate in the allocation of investment gains and losses of the Trust.

(5)
Any Excess Amount applied under Section 8.00(b) to reduce Employer Contributions shall also be treated as an Annual Addition hereunder. However, any amounts repaid or restored to the account of a reemployed Participant shall not be considered an Annual Addition hereunder.

Effective January 1, 2008 the preceding Section 8.00(b) is deleted for limitation years beginning on or after July 1, 2007.
8.01 Definitions.
For purposes of this Article 8, the following definitions shall apply:
(a)     "Annual Additions" means the sum of the following amounts allocated to a Participant's account for any Limitation Year:
(1)    Employer contributions (including amounts contributed by the Employer to a tax-qualified plan on a Participant's behalf pursuant to a qualified cash-or-deferred arrangement described in Section 401(k) of the Code);
(2)    Employee contributions;
(3)    Forfeitures; and
(4)    Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.
(b)     "Excess Amount" means the excess of the Annual Additions credited to the Participant's accounts for the Limitation Year over the maximum permissible amount described in Section 8.00(a).
(c)    "Limitation Year" means the Plan Year.

8.02 Tax Reform.

The limitations of this Article 8 shall be construed in a manner consistent with the requirements of Section 415 of the Code, as amended by the Tax Reform Act of 1986, and the Small Business Job Protection Act of 1996.

8.03 Limitations of Section 401(m) of the Code.
Using current year testing (effective for the Plan Year beginning January 1, 1997), the amount of Basic Contributions, Voluntary Contributions, and Company Match Contributions shall be subject to the limitations of Section 401(m) of the Code, the regulations thereunder, and subsequent IRS guidance issued under this Section which is incorporated herein by reference; provided, however, that Company Match Contributions shall not be subject to such limitations (unless the Company elects otherwise) if they are taken into account under Section 7.02 or 5.00 in applying the limitations of Section 401(k)(3) of the Code. Any Excess Aggregate Contributions (within the meaning of Section 401(m)(6)(B) of the Code), plus any earnings and minus any losses allocable thereto, shall be distributed to Participants to the extent required by Section 401(m) of the Code. For Plan Years beginning after December 31, 2007, gap period earnings (i.e., the earnings on the Excess Aggregate Contributions for the period after the close of the Plan year in which the Excess Aggregate Contributions occurred and prior to distribution) may not be distributed. The determination of the amount of Excess Aggregate Contributions shall be made after first determining the excess contributions under Section 7.01. In determining the amount of Excess Aggregate Contributions, the Company may elect to take into account Salary Redirection Contributions to the extent permitted under regulations. The amount of Excess Aggregate Contributions attributable to any individual Highly Compensated Employee shall be determined in accordance with the leveling method set forth in the regulations prescribed under Section 401(m) of the Code, as described in Section 8.05.

Effective January 1, 1997, the family aggregation rules requiring that certain Highly Compensated Employees and their family members be treated as a single employee for nondiscrimination testing purposes is eliminated.
8.04 Excess Basic Contributions, Voluntary Contributions and Company Match Contributions.
If for any Plan Year it is determined that the nondiscrimination requirements under Section 401(m) of the Code are not satisfied:
(a)    Certain Highly Compensated Employees shall have the total of their Basic Contributions, Voluntary Contributions and Company Match Contributions reduced retroactively in accordance with the leveling method described in Section 8.05.
(b)    A Highly Compensated Employee who has had the total of his Basic Contributions, Voluntary Contributions and Company Match Contributions reduced in accordance with this Section 8.04 shall have the amount of such reduction taken first from his Voluntary Contributions for the Plan Year. If a further reduction is necessary, it shall be made from the Highly Compensated Employee’s Basic Contributions for the Plan Year. If further reduction is necessary, it shall be made from the Company Match Contributions for the Plan Year.
(c)    Reduced Basic Contributions and/or Voluntary Contributions and nonforfeitable Company Match Contributions plus any investment earnings allocable to such Contributions shall be paid in cash to the Highly Compensated Employee. Payment shall be made within two and one-half (2-1/2) months following the last day of the Plan Year for which the reduction was necessary, if practicable, but in no event later than the last day of the Plan Year following such Plan Year. The income allocable to such reduced Basic Contributions and/or Voluntary Contributions and nonforfeitable Company Match Contributions shall be determined in accordance with any reasonable method and will include income for the Plan Year for which the Basic Contributions, Voluntary Contributions and Company Match Contributions were made. Forfeitable Company

Match Contributions (and income attributable to such matching contributions determined in the same manner as for determining income on reduced Basic Contributions, Voluntary Contributions and Company Match Contributions) shall be forfeited within the period specified immediately above and shall be used to reduce future Employer contributions.

8.05 Leveling Method.
For the Plan Year beginning in 1997 and later, if the nondiscrimination requirements of Section 401(m)(2) are not met, Basic Contributions, Voluntary Contributions and Company Match Contributions shall be reduced retroactively under the leveling method as follows:
(a)    The Highly Compensated Employee with the highest Contribution Percentage shall have his Contribution Percentage reduced to the extent required to satisfy the nondiscrimination requirements of Section 401(m)(2) or to cause such Highly Compensated Employee’s Contribution Percentage to equal that of the Highly Compensated Employee with the next highest Contribution Percentage.
(b)    If the nondiscrimination requirements set forth in Section 401(m)(2) are still not satisfied after the reduction in subsection (a) is made, the Highly Compensated Employees who are now at the highest Contribution Percentage shall have their Contribution Percentages reduced to the extent required to meet the nondiscrimination requirements of Section 401(m)(2) or to cause such Highly Compensated Employees' Contribution Percentages to equal that of the Highly Compensated Employee with the next highest Contribution Percentage.
(c)If the nondiscrimination requirements set forth in Section 401(m)(2) are still not satisfied after the reduction in subsection (b) is made, the process shall be repeated until the nondiscrimination requirements of Section 401(m)(2) are satisfied.

(d)After the leveling process described in the preceding paragraphs (a) to (c) is performed, the total dollar amount of Basic Contributions, Voluntary Contributions and Company Match Contributions reduced by such process (the "ACP Excess Amount") is determined. The ACP Excess Amount is then allocated to the Highly Compensated Employees beginning with the Highly Compensated Employee with the highest dollar amount of such contributions which are then reduced to the to the extent required to (1) completely eliminate the ACP Excess Amount, or (2) cause such Highly Compensated Employee(s) Company Match Contributions (and, if applicable, Basic Contributions and Voluntary Contributions) to equal the Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions. This process will be repeated until the ACP Excess Amount is completely eliminated.

8.06 Multiple Use Test.
The Average Deferral Percentage or Average Contribution Percentage of Highly Compensated Employees shall be adjusted as may be required in accordance with the multiple use test under Section 1.401(m)-2 of the regulations of the Treasury Department. The multiple use test as described herein shall not apply for Plan Years beginning after December 31, 2001.

ARTICLE 9
ADMINISTRATION OF ACCOUNTS

9.00 Separate Accounts.
The Company shall direct the maintenance of a separate Basic Account (after-tax), Voluntary Account (after-tax), Employer Supplemental Account, Savings Plan with Enhanced Benefit, Rollover Account, Salary Redirection Account (pre-tax), Catch-up Contribution Account (pre-tax) and Company Match Account for each Participant, as described in Sections 4.00, 4.01, 5.01, 5.03, 6.00, 7.00, 7.06 and 5.00/7.02, respectively.
With respect to a Participant's Employer Supplemental Account and Company Match Account, the Company shall also direct the maintenance of a Matured Subaccount in each of such Accounts to separately account for Employer Supplemental Contributions and Company Match Contributions, respectively, that have been made for all months prior to the thirty-six preceding months. (Amounts in Participants’ Matured Subaccounts for Employer Supplemental Contributions, as of July 1, 1995, were transferred to their Matured Subaccounts for Company Match Contributions as part of a conversion to a new recordkeeping system.)
9.01 Credits and Charges.
Gains, losses, income, appreciation, depreciation, withdrawals, distributions, forfeitures, and other credits and charges attributable to an amount credited to a Participant's Account or Subaccount shall be allocated and otherwise accounted for in such Account or Subaccount in a reasonable and consistent manner.
Gains, losses, income, appreciation, and depreciation shall be allocated and credited to each of a Participant's Accounts and Subaccounts, as appropriate, as of each Value Determination Date, based upon the balance in each of such Accounts and Subaccounts as of the preceding Value Determination Date.

ARTICLE 10
VESTING

10.00 Vesting of Participants.
A Participant shall at all times be 100 percent vested in all amounts allocated and credited to his Basic Account, Voluntary Account, Employer Supplemental Account, Rollover Account, Salary Redirection Account, Catch-up Contribution Account, Savings Plan with Enhanced Benefit and Company Match Account.

10.01 Procedure for Undeliverable Distributions.
If, after a period of five years from final allocation to a Participant's Account, the Plan Administrator is unable to find the Participant or beneficiary to whom the Account is payable, the amount in such Account shall be forfeited and reallocated among the Accounts of other Participants as an Employer Supplemental Contribution. If such Account is later claimed by the Participant or beneficiary to whom it belongs, the amount so forfeited shall be paid from the Trust. Such amount shall be restored to the Trust by utilizing (i) current forfeitures of undeliverable Accounts, or (ii) Employer contributions.

ARTICLE 11
NON‑ASSIGNABILITY

11.00 General Rule.
Except as may be provided under the terms of a Qualified Domestic Relations Order, no right or interest of any Participant or designated beneficiary under the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge, or in any other manner, but excluding devolution by death or mental incompetency. Furthermore, no right or interest of any Participant in the Plan shall be liable for or subject to any debt, contract, obligation, or liability of such Participant.
If any Participant or designated beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or change any benefit or interest under the Plan, then, to the extent provided by law, the Plan Administrator in his discretion may hold or apply such benefit or interest or any part thereof, to or for the benefit of such Participant, or beneficiary, spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Plan Administrator may consider proper.

11.01 Exceptions.
(a)A Participant or designated beneficiary may direct, in such manner as the Plan Administrator shall prescribe, that all or a portion of the benefit payable to such Participant or beneficiary shall be paid to a third party, including the Company, to the extent permitted by 26 C.F.R. 1.401(a)‑13(e), or such other Regulations as may be applicable.
(b)     The Plan shall offset the benefits of a Participant as allowed under Section 401(a)(13)(C) of the Code, if a Participant is required to pay money to the Plan (1) due to conviction of a crime against the Plan, (2) under a court order in a civil suit for breach of fiduciary duty under ERISA, or (3) under a settlement agreement with the Department of Labor or the Pension Benefit Guaranty Corporation, for breach of fiduciary duty. The court order or settlement agreement must expressly provide for the offset of the participant's benefits.

ARTICLE 12
INVESTMENTS

12.00 Investment of Accounts.
As provided in this Article 12, a Participant may, upon appropriate notice through the Plan’s “Interactive Voice Response System” or other electronic media under procedures adopted by the Plan Administrator allocate the investment of Contributions to his accounts among one or more of the investment alternatives selected and made available for Participant investment by the Plan Administrator. Investment alternatives available to, and restrictions imposed upon, Participants are set out in ANNEX 1 to this Plan. New investment alternatives and restrictions may be added and existing investment alternatives and restrictions may be discontinued as the Plan Administrator may determine from time to time to be prudent and appropriate. Investment alternatives shall at all times be eligible under government regulations for the investment of funds pursuant to this Plan.
Any such allocation made by a Participant shall continue until changed by the Participant. A Participant may, upon appropriate notice through the Plan’s “Interactive Voice Response System” or other electronic media under procedures adopted by the Plan Administrator, change the allocation of Contributions to his accounts among the investment alternatives set out in ANNEX 1 on a per pay period basis. Investments under this Section 12.00 apply to prospective Contributions and do not apply to funds previously placed in one or more investment alternatives.

12.01 Change in Investment.
A Participant may elect to remove and reinvest available funds in 1% increments from one investment alternative to another investment alternative set out in ANNEX 1, subject to the restrictions set forth in this Plan and in ANNEX 1. Removal and reinvestment elections may be made on a daily (business) basis upon appropriate notice through the Plan’s “Interactive Voice Response System” or other electronic media under procedures adopted by the Plan Administrator. The Company, the Employer, the Authorized Officers, the Trustee, the Plan Administrator, and any committee, designee, or advisor appointed pursuant to Section 16.02 or Section 16.06 shall not be liable in any way for any changes in value of the investment alternatives as a consequence of the investment changes permitted by this Section 12.01.

12.02 Implementation of Investment Direction.
It is intended that the Trustee will implement investment directions as soon as practicable. All related actions by the Trustee shall be directed by the Trust Agreement executed between the Company and the Trustee.

12.03 Warranty, Guarantee, and Indemnity.
No provision of this Plan shall constitute, nor shall be construed to constitute, a warranty or guarantee by the Company, the Employer, the Authorized Officers, the Trustee, the Plan Administrator, or any committee, designee, or advisor appointed pursuant to Section 16.02 or Section 16.06, of the value of any security or other instrument in which funds held by the Trustee under the Plan are invested or as an indemnity against any loss resulting from such investments.

12.04 Investment in Employer Stock
(a) A Participant (including an Alternate Payee or Beneficiary of a deceased Participant who has an Account under the Plan) may divest Employer Stock and reinvest the proceeds at periodic reasonable opportunities occurring no less than quarterly, furthermore, no restrictions (either direct or indirect) or other conditions will be imposed on the investment of Employer Stock if such restrictions are not imposed on the investment of other plan asset, other than restrictions or conditions imposed by reason of the application of securities law and as provided below in paragraph (b).
(b) Effective October 1, 2011, no more than 25% of a Participant’s new or revised election for Contributions may be directed to be invested in the WGL Holdings, Inc. Common Stock Fund and no new or revised contribution election for investment of Contributions into the WGL Holdings, Inc. Common Stock Fund in excess of 25% shall be effective.  Further, no Participant, Beneficiary of a deceased Participant, or Alternate Payee may direct a transfer of Account assets from other investment funds to the WGL Holdings, Inc. Common Stock Fund if, at the time such transfer is initiated, 25% or more of the Account’s value is held in the WGL Holdings, Inc. Common Stock Fund.  No direction for a transfer of Account assets from other investment funds into the WGL Holdings, Inc. Common Stock Fund will be effective to the extent, and only to the extent, that such direction will cause more than 25% of the Participant’s Account to be invested in the WGL Holdings, Inc. Common Stock Fund.

ARTICLE 13
GENERAL WITHDRAWALS, SPECIAL
WITHDRAWALS, AND DISTRIBUTIONS
13.00 General Withdrawals: Voluntary Account.
A Participant may withdraw from his Voluntary Account all or a portion of such Account. The balance of a Participant's Voluntary Account shall be determined as of the most recent Value Determination Date coinciding with the processing of the request.

13.01 General Withdrawals: Rollover Account.
A Participant may withdraw from his Rollover Account all or a portion of such Account. The balance of a Participant's Rollover Account shall be determined as of the most recent Value Determination Date coinciding with the processing of the request.

13.02 General Withdrawals: Basic Account.
A Participant may withdraw from his Basic Account all or a portion of such Account. The balance of a Participant's Basic Account shall be determined as of the most recent Value Determination Date coinciding with the processing of the request.

13.03 General Withdrawals: Matured Subaccounts of
Employer Supplemental Account and Company Match Account.

A Participant may withdraw from the Matured Subaccounts of his Employer Supplemental Account and Company Match Account all or a portion of such Matured Subaccounts (except as provided in Sections 5.00 and 7.02). The balance of a Participant's Matured Subaccounts shall be determined as of the most recent Value Determination Date coinciding with the processing of the request.

13.04 General Withdrawals: Procedures.
(a)     Under one or more of Sections 13.00, 13.01, 13.02 and 13.03, a Participant may request a withdrawal through the Plan’s “Interactive Voice Response System” or other electronic media as permitted under procedures adopted by the Plan Administrator. Requests will be processed upon receipt of proper forms; checks for withdrawals will usually be issued within 7 to 10 business days of receipt of proper forms.
(b)     A Participant may not make a withdrawal under any of Sections 13.00, 13.01, 13.02, or 13.03 if such Participant has, within the preceding 6 month period, made a withdrawal under any of such sections.

13.05 Special Withdrawals: Salary Redirection Account.
(a)     A Participant who has attained age 59 ½ may withdraw from his Salary Redirection Account and Catch-up Contribution Account all or a portion of such Accounts. A Participant may request such a withdrawal through the Plan’s “Voice Response Unit” or other electronic media as permitted under procedures adopted by the Plan Administrator. Such requests will be processed upon receipt of proper forms; checks for such withdrawals will usually be issued within 7 to 10 business days of receipt of proper forms. A Participant may not make a withdrawal under this Section 13.05(a) if such Participant has, within the preceding 6 month period, made a withdrawal under Sections 13.00, 13.01, 13.02, 13.03 or 13.05(a).
(b)     By filing the required application with the Plan Administrator, a Participant may, with the approval of the Plan Administrator, withdraw all or a portion of the balance of his Salary Redirection Contributions and Catch-up Contributions (but not earnings thereon) as of any Valuation Date, but only if all of the following conditions are met:

(1)    The Participant must have an immediate and heavy financial need resulting from: (i) nonreimbursed medical expenses that are described in Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code, and, for taxable years after January 1, 2005 without regard to section 152(b)(1), (b)(2) and (d)(1)(B)); (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post secondary education for the Participant, or his spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years after January 1, 2005 without regard to section 152(b)(1), (b)(2) and (d)(1)(B)); (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; (v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years after January 1, 2005 without regard to section 152(b)(1), (b)(2) and (d)(1)(B)); (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or (vii) any other "deemed" immediate and heavy financial needs identified by the Commissioner of Internal Revenue through publication of revenue rulings, notices, or other documents of general applicability.
A distribution shall be considered necessary to satisfy an immediate and heavy financial need if:
(2)    The amount of the withdrawal made pursuant to this Section 13.05(b) may not exceed the amount necessary to relieve the immediate and heavy financial need (including amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(3)    The Participant has obtained (i) all other currently available distributions, other than hardship distributions, (ii) all nontaxable loans currently available under all plans maintained by the Employer; and (iii) the Participant is prohibited from making Salary Redirection Contributions, Catch-up Contributions, Basic Contributions and Voluntary Contributions to the Plan and all other Plans maintained by the Employer for at least six months after the distribution.

(4)    The Participant must provide any further information requested by the Plan Administrator. No withdrawal shall be permitted unless the distribution is on account of the Participant’s immediate and heavy financial need and the distribution is necessary to satisfy the immediate and heavy financial need.

13.06 Distributions upon Termination of Employment.
(a)     Upon termination of an Employee's employment with an Employer as a result of Retirement, Disability, or death, 100 percent of the balance of such Participant's Accounts, as of the most recent Value Determination Date shall become payable to the Participant, his spouse, or, in a proper case, his legal representative or designated beneficiary.

(b)     Upon termination of an Employee's employment with an Employer for any reason other than Retirement, Disability, or death, 100 percent of the balance of such Participant's Accounts as of the most recent Value Determination Date shall become payable to such Participant or, in a proper case as determined by the Plan Administrator, his legal representative or designated beneficiary as soon as practicable after such termination.
(c)     The distribution of amounts payable with respect to a termination of employment for any reason shall, if the Employee's account does not exceed $5,000 ($3,500 effective for Plan Years before 1998), be made in a lump sum as soon as practicable after such termination. Effective March 28, 2005, in the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 13.06(c), if the Employee does not elect to have such distribution paid directly to an eligible retirement plan specified by the Employee in a direct rollover or to receive the distribution directly in accordance with this Section or Section 13.07(a), then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Employee’s distribution attributable to any rollover contribution is included.
(d)     Amounts not paid under Paragraph (c) of this Section 13.06 shall remain in the Plan until the Employee elects to receive such amount. To the extent required by Section 411(a)(11) of the Code and its regulations, the Plan Administrator shall furnish the Employee with a description in writing (or through other electronic media under procedures adopted by the Plan Administrator) of any optional forms of benefit available under the Plan (including a description of any right to defer receipt of the distribution) at least 30 days and no more than 90 days before the "annuity starting date.” If a distribution is one to which Sections 401(a) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that the Plan Administrator clearly informs the Participant that the Participant has a right to a period of less than 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects the distribution. Until the Employee does so elect, the amounts which remain in the Plan shall be subject to:

(i)	The former employee shall be entitled to make a removal and reinvestment direction under Section 12.01.

(ii)
The former employee shall be permitted to make at any time a single withdrawal of his entire amount payable under Section 13.06(a) or (b); prior to such time, effective January 1, 1996, the former employee shall be permitted to make a partial withdrawal from his Accounts, not more often than once per Plan Year, and, effective beginning January 1, 2013, the former employee shall be permitted to make a partial withdrawal from his Accounts, not more often than once per month.

(iii)
The former employee shall not be permitted to make a loan from the Plan under Article 14 (unless he continues to be a "party in interest" within the meaning of Section 3(14) of ERISA) or to otherwise participate in the Plan in any manner.

(iv)	If the former employee does not make a single withdrawal from his Account from the Plan under clause (ii) of this subsection (d) before attaining age

70‑1/2, the amounts payable under Section 13.06(a) or (b) shall be distributed in the manner specified in Section 13.07.

(v)
If the former employee again becomes an Employee, he shall be entitled to participate in the Plan in accordance with Section 3.01(a) and the restrictions of this Section 13.06(d) shall cease to apply to his Account.

(vi)
If the former employee again becomes an employee of the Employer but not an Employee, he shall be entitled to participate in accordance with Section 3.01(b) and restrictions in this Section 13.06(d) shall cease to apply to his Account.

(vii)
Administrative and other charges applicable to accounts pursuant to this Section 13.06(d) shall be determined by the Plan Administrator in accordance with the rules, regulations, policies, and guidelines promulgated by the Authorized Officers.

13.07 Distribution Procedures.
(a)     Subject to Section 13.06(c), the payment of 100 percent of the balance of a Participant's Accounts under Section 13.06(a) shall be made in the form of a (i) lump sum distribution, or (ii) periodic annual payments not to exceed ten (10) years. Such election shall be made in such time and in such manner as the Plan Administrator shall prescribe; provided, however, that if no effective election is made hereunder, the form of payment shall be a lump-sum distribution. The Participant (or, if applicable, his spouse, legal representative or designated beneficiary) may elect the balance of his Account invested in WGL Holdings, Inc. common stock to be distributed in Employer stock, provided that for Plan Years before 2002 the form of distribution qualifies as a lump-sum distribution within the meaning given such term by Section 402(d)(4)(A) of the Code (without regard to Section 402(d)(4)(F) of the Code).
(b)     The payment of 100 percent of the balance of a Participant's Accounts under Section 13.06(b) shall be made in the form of a lump-sum distribution. The Participant (or, if applicable, his spouse, legal representative or designated beneficiary) may elect the balance of his Account invested in WGL Holdings, Inc. common stock to be distributed in Employer stock, provided that for Plan Years before 2002 the form of distribution qualifies as a lump sum distribution within the meaning given such term by Section 402(d)(4)(A) of the Code (without regard to Section 402(d)(4)(F) of the Code).
(c)     Unless the Participant elects otherwise (in accordance with the terms of the Plan) to defer the payment of amounts payable under Section 13.06, payment of such amounts shall commence no later than the 60th day after the end of the Plan Year in which the Participant terminates employment with the Employer. The failure of a Participant to make an election to receive benefits pursuant to Section 13.06(d) shall be deemed to be an election to defer payment for purpose of this Section 13.07(c).
(d)     In no event shall benefits commence later than the April 1 of the calendar year next following the later of (1) the calendar year in which the Participant attains age 70 ½, or (2) the calendar year in which the Participant retires, except as otherwise permitted under Section 401(a)(9) of the Code. If the Participant is a five-percent owner within the meaning of Section 416(i) of the Code, distribution shall occur no later than April 1 of the calendar year following the year in which the Participant attains age 70 ½. This provision is effective for Participants attaining age 70 ½ beginning in 1999 and years thereafter.
A Participant, other than a five-percent owner, attaining age 70 ½ in calendar years 1997 and 1998, and who is still working has the option of electing in writing to defer receiving benefits until retirement. If no election is made, such Participant will begin receiving benefits by April 1 of the calendar year following the calendar year in which he attained age 70 ½.
(e)     The payment of benefits hereunder shall be made:

(i)	in accordance with regulations prescribed by the Secretary of the Treasury, over the life of such Participant or over the lives of such Participant and his beneficiary, or

(ii)	in accordance with such regulations over a period not extending beyond the life expectancy of such Participant or the life expectancies of such Participant and his beneficiary.
Further, except as provided in Section 13.07(f) following, if a Participant dies before the distribution of the Participant's interest begins pursuant to Section 13.07(e) above, the entire interest of the Participant will be distributed within five (5) years after the death of such Participant.
(f)     The immediately preceding sentence shall not be applicable provided:

(i)	any portion of the Participant's interest is payable to (or for the benefit of) a designated beneficiary;

(ii)	such portion will be distributed (in accordance with regulations) over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary); and

(iii)
such distributions begin not later than one (1) year after the date of the Participant's death or such later date as the Secretary of Treasury may by regulation prescribe; or the designated beneficiary is the surviving spouse of the Participant and distributions commence on or before the date on which the Participant would have attained age seventy and one‑half (70‑1/2).

If the surviving spouse dies before the distribution to such spouse, this Section 13.07(f) shall be applied as if the surviving spouse were the Participant.
(g)     If the distributions have begun and if the Participant dies before his entire interest has been paid to him, then the remainder of the interest will be distributed to his beneficiary at least as rapidly as it would have been distributed to the Participant, under the method of distribution in effect as of the date of the Participant's death.
(h)     For purposes of this Section 13.07, life expectancies shall not be recalculated.
(i)     Under regulations prescribed by the Secretary of the Treasury for purposes of this Section 13.07, any amount paid to a child shall be treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon child reaching majority (or other designated event permitted by regulation).
(j)     Any required distribution of an incidental death benefit (where such benefit is provided) shall be subject to the distribution requirements of this Section 13.07. Distributions shall be subject to and made in accordance with the regulations issued under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2 of the Income Tax Regulations.
(k)    The provisions of Sections 13.07(d) through (j) above shall apply only if the application of other distribution provisions of the Plan would result in the distribution of all or part of a benefit at a later date or in lesser amounts than required under Section 401(a)(9) of the Code.
(l)    With respect to distributions under the Plan made on or after December 1, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to December 1, 2001, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to December 1, 2001, are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

13.08 Minimum Distribution Requirements
(a) General Rules
(1). Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
(2) Precedence. The requirements of this article will take precedence over any inconsistent provisions of the plan.
(3) Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.
(4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.
(b) Time and Manner of Distribution.

(1) Required Beginning Date. The participant's entire interest will be distributed, or begin to be distributed, to the participant no later than the participant's required beginning date.
(2) Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant's entire interest will be distributed, or begin to be distributed, no later than as follows:
(i) If the participant's surviving spouse is the participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.
(ii) If the participant's surviving spouse is not the participant's sole beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.
(iii) If there is no designated beneficiary as of September 30 of the year following the year of the participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.
(iv) If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section (b)(2), other than section (b)(2)(i), will apply as if the surviving spouse were the participant.
For purposes of this section (b)(2) and section (d), unless section (b)(2)(iv) applies, distributions are considered to begin on the participant's required beginning date. If section (b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section (b)(2)(i). If distributions under an annuity purchase from an insurance company irrevocably commence to the participant before the participant's required beginning date (or to the participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section (b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.
(3) Forms of Distribution. Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections (c) and (d) of this article. If the participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401 (a)(9) of the Code and the Treasury regulations.
(c) Required Minimum Distributions During Participant’s Lifetime
(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(i) the quotient obtained by dividing the participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant's age as of the participant's birthday in the distribution calendar year; or
(ii) if the participant's sole designated beneficiary for the distribution calendar year is the participant's spouse, the quotient obtained by dividing the participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant's and spouse's attained ages as of the participant's and spouse's birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this section (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant's date of death
(d) Required Minimum Distributions After Participant's Death.
(l) Death On or After Date Distributions Begin.
(i) Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant's designated beneficiary, determined as follows:

•	The participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

•
If the participant's surviving spouse is the participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

•	If the participant's surviving spouse is not the participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant's death, reduced by one for each subsequent year.
(ii) No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the participant's remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.
(i) Participant Survived by Designated Beneficiary. If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the remaining life expectancy of the participant's designated beneficiary, determined as provided in section (d)(1).
(ii) No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant's death, distribution of the participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.
(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant's surviving spouse is the participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section (b)(2)(i), this section (d)(2) will apply as if the surviving spouse were the participant.
(e) Definitions.
Designated beneficiary. The individual who is designated as the beneficiary under the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-4 of the Treasury regulations.
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section (b)(2). The required minimum distribution for the participant's first distribution calendar year will be made on or before the participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year
Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
Required beginning date. The date specified in section 13.07(d) of the Plan.
Notwithstanding Section 13.08 of the Plan, required minimum distributions will not be made in 2009 to a participant or beneficiary who would have been required to receive a required minimum distribution(s) for 2009 but for the enactment of section 401(a)(9)(H) of the Code, unless such participant or beneficiary had previously elected to receive periodic installment distributions from the Plan, all or part of which were intended to satisfy the 2009 required minimum distribution requirements. In addition, notwithstanding Section 13.08 of the Plan, and solely for applying the direct rollover provisions of the Plan: (1) periodic installment distributions that are scheduled to be made over a period of less than 10 years, can be rolled over within 60 days of receipt of payment, as such distributions will not be classified as a required minimum distribution; and (2) periodic installment distributions scheduled for a period of 10 years or more remain ineligible for rollover.
13.09 Designation of Beneficiary
Each Participant may designate one or more beneficiaries to receive any benefits which become payable upon the Participant’s death, subject to the spousal consent requirements under Section 2.43. The beneficiaries may be changed at any time by the filing of a new designation with the Plan Administrator. The most recent designation shall govern. If a Participant dies without having made a beneficiary designation, his beneficiary shall be his surviving spouse, or if none, his surviving children (equally), or if none, his parents, or if none, his estate.

13.10 Distributions Directed by Qualified Domestic Relations Orders.

Upon receipt of a domestic relations order which directs the immediate (or as soon thereafter as administratively possible) distribution of a specified amount or percentage of Participant's Accounts and upon determination by the Plan Administrator that the domestic relations order is a Qualified Domestic Relations Order such amount or percentage of Participant's Accounts shall be immediately payable to the Alternate Payee designated in the Qualified Domestic Relations Order.

13.11 Rollovers Out of the Plan.
This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
For purposes of this Section 13.10, the following terms shall have the meaning indicated:
(a)    "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(b)    "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except than an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401

(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for the net unrealized appreciation with respect to employer securities); and, effective January 1, 2000, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV). For distributions made after December 31, 2001, for purposes of the direct rollover provisions in this Section and notwithstanding anything to the contrary, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. Also, for distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(c)    "Eligible Retirement Plan" is an Individual Retirement Account described in Section 408(a) of the Code, an Individual Retirement Annuity described in Section 408(b) of the Code, an Annuity Plan described in Section 403(a) of the Code, or a Qualified Trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an Individual Retirement Account or Individual Retirement Annuity. For distributions made after December 31, 2001, for purposes of the direct rollover provisions in this Section of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.
(d)    "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

13.12 Voluntary Plan-to-Plan Transfers
(a) A Participant who has a change in employment status and remains an employee of the Employer but is no longer eligible to participate in the Plan as an Employee under Section 3.01(b) due to such change in employment status may elect to transfer his entire benefit (other than any direct rollover described in Q&A-3 of § 1.401(a)(31)-1) from this Plan to another plan of the Employer provided the following conditions are met:
(1)the Participant makes a voluntary, fully-informed election to such transfer;
(2)as an alternative to such transfer, the Participant may elect to retain his Section 411(d)(6) protected benefits under the Plan (or, if the Plan is terminating, to receive any optional form of benefit for which the Participant is eligible under the Plan as required by Code Section 411(d)(6));
(3)the benefits are transferred to another plan of the Employer that is a qualified cash or deferred arrangement under Code Section 401(k), provided such transfer is in accordance Treasury Regulation 1.401(k)-1(d)(5)(iv); and
(4)the transfer is made in connection with a change in the Participant’s employment status whereby the Participant is no longer entitled to any future benefit allocations under the

Plan but, as a result of such change in employment status, will be eligible to participate in another plan of the Employer as described in paragraph (3) directly above .
(b)The transfer option described in Section (a) above is available for transfers made on or after January 1, 2005, even if the change in the Participant’s employment status occurred before such date.
(c)    A voluntary transfer from another plan of the Employer may be made to this Plan provided such transfer is made in accordance with requirements under the transferor plan that are the same as those described in Section (a) above.
13.13 Direct Rollover by Non-Spouse Beneficiary
(a) For distributions on or after January 1, 2010, a non-spouse beneficiary who is a designated beneficiary (i.e., designated as a beneficiary by the terms of the Plan or by an affirmative election by the Participant or the Participant’s surviving spouse) may roll over all or any portion of his or her distribution by a direct trustee-to trustee transfer to an individual retirement account the beneficiary establishes for the purposes of receiving the distribution. The individual retirement account to which the direct transfer is to be made must be established in a manner that identifies the name of the deceased Participant and the non-spouse beneficiary. In order to be able to roll over the distribution, the distribution must satisfy the requirements to be an eligible rollover distribution, other than the requirement that the distribution must be made to the Participant or the Participant’s surviving spouse.
(b) If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary with the meaning of Code Section 401(a)(9)(E).
(c) A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other guidance from the

Internal Revenue Service. If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an individual retirement account the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)((9)-3, A-4(c). in determining the required minimum distributions from the individual retirement account that receives the non-spouse beneficiary’s distribution.

13.14 Roth IRA Rollover
Effective for distributions made on or after January 1, 2008, a Participant or his or her surviving spouse may elect to roll over directly (or indirectly within 60 days) an eligible rollover distribution as defined in Code section 402(c)(4) to a Roth IRA described in Code Section 408A(b). For taxable years prior to January 1, 2010), the distributee must have modified adjusted gross income of $100,000 or less for the year of the rollover and cannot be married filing a separate income tax return.
13.14 Distributions While on Active Military Duty
Effective January 1, 2009, an individual who is performing military service as described in Code section 3401(h)(2)(A) (i.e., an individual who is performing service in the uniformed services while on active duty for a period of more than 30 days) and receiving differential pay or who is otherwise considered to have terminated employment is deemed to have severed from employment for purposes of eligibility to receive a distribution from the Plan. An individual who elects to receive a distribution by reason of such severance from employment may not make an elective deferral or post-tax contribution to the Plan during the six month period beginning on the date of the distribution.

ARTICLE 14
LOANS

14.00 Purpose.
(a)     As stated in Article 1, the Plan has been adopted to encourage Employees to provide additional security and income for their retirement through a systematic savings program. It is the intention of the Company that the Plan be administered so as to further such purpose. Notwithstanding, the Authorized Officers recognize that participants may have financial emergencies and, accordingly, the Plan permits a Participant, pursuant to Article 13, to make certain withdrawals. It is also appropriate for the Plan to provide a mechanism for a Participant to make a loan under the Plan.
(b)     The Plan Administrator shall promulgate such rules, regulations, and guidelines as necessary to ensure that all loans made by the Plan Administrator are consistent with this Article 14.

14.01 Availability of Loans.
All loans, including loans for the purpose of purchase of a Participant's principal residence, will be made available to all Participants, who are "parties in interest" (as defined in Section 3(14) of ERISA) on a reasonably equivalent basis. Such loans shall not be available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Employees.

14.02 Limitations on Amounts Available.

Pursuant to this Article 14, the amount of a loan made available to a Participant may not exceed fifty percent (50%) of the Participant's Total Vested Balance, not to exceed $50,000.
The $50,000 limit described in the preceding sentence shall be reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over the outstanding balance of loans on the date on which such loan was made. For purposes of the above limitation, all loans from all plans of the Employer, and any affiliated employer, are aggregated. For purposes of this Article 14, "Total Vested Balance" means the total dollar value, as of the most recent Value Determination Date coinciding with the processing of the loan, of the sum of the Participant's Salary Redirection Account, Catch-up Contributions Account, Savings Plan with Enhanced Benefit and Company Match Account.

14.03 General Provisions.
(a)     No more than one loan shall be outstanding at any given time with respect to any Participant.
(b)     Each application for a loan shall be made through the Plan’s “Voice Response Unit” or other electronic media under procedures adopted by the Plan Administrator.
(c)     The Plan Administrator shall receive from each Participant a Participant Credit Agreement before a loan will be arranged. A Truth-in-Lending Disclosure Statement shall be provided to each Participant granted a loan. Once a Participant completes and submits the loan application to the Plan, he becomes legally obligated to repay it.
(d)     Each loan shall be secured by the pledge of 50% of the Participant's Total Vested Balance (or such lesser amount as is necessary to adequately secure the outstanding loan amount).

(e)     No distribution shall be made under the Plan to any Participant or to a beneficiary of any Participant unless any outstanding loan amount (including charges thereon) has been liquidated.
(f)     The minimum amount of any loan made available to a Participant shall be $1,000.

14.04 Administrative Provisions.
(a)     The Plan Administrator shall have the right to investigate each application for a loan to ensure compliance with such rules, regulations, and guidelines as the Authorized Officers may adopt, and to ensure compliance with the Plan.
(b)     The Plan Administrator shall be responsible for the administration of each loan, including the processing and collection thereof, all in accordance with the Plan and in compliance with such rules, regulations, and guidelines as the Authorized Officers may adopt.
(c)     At the direction of the Authorized Officers, the Plan Administrator may transfer any or all applications or loan accounts to another entity or entities for processing, collection, or loan administration.
(d)     With respect to this Article 14, those responsible for processing loan applications and the loans, and for loan administration, will maintain reasonable confidentiality with respect to the information furnished by an applicant or borrower; but each applicant and borrower must cooperate to the fullest extent necessary to the implementation of this Article 14 and must accept all responsibility for the effects, adverse or otherwise, of the acquiring of information, of the investigation by anyone of any aspect of any loan application or loan account, or the divulgence of information with respect to his personal or financial affairs.

14.05 Interest and Charges.
(a)     Each loan granted shall bear interest a fixed rate beginning January 1, 2008, that is equal to one percent (1%) above the prime rate published in the Wall Street Journal on the last business day of the prior calendar quarter however, effective beginning October 1, 2011, the prime rate will be that published in the Wall Street Journal on the last business day of the month immediately preceding the month in which the loan is issued. Prior to January 1, 2008, each loan shall bear interest at a fixed rate equal to the average Conventional Mortgage rate published by the Federal Reserve in H.15 (the Index) for the week which includes the first day of the loan processing period. For loan applications made between the 1st and the last day (inclusive) of a calendar month, the first day of the loan processing period is the 1st day of the calendar month. The Plan Administrator shall establish uniform and consistent rules for determining the applicable rate in cases where the foregoing date falls on a weekend or holiday.
(b)     For each loan granted, the Plan Administrator shall provide for such things as collection charges, penalties, court costs, and attorney fees and may provide for administrative charges.
(c)     For each loan granted, the Plan Administrator shall determine the additional charges to be paid by the Participant in the event the Authorized Officers direct that any or all outstanding loan accounts be transferred to another entity or entities for processing, collection, or loan administration, provided that such additional charges shall not be imposed on any loan account outstanding at the time the account or accounts are actually transferred.

14.06 Repayment.
(a)     Except as provided in (b) below, the period of repayment for any loan shall not exceed 5 years.

(b)     The period of repayment for any loan made for the purchase of the Participant's principal residence shall be determined at the time the loan is made but in no event may the term of the loan exceed 25 years.
(c)     The outstanding loan amount shall be due and payable upon the termination of a Participant's employment.

(d)     Repayment of any loan under the Plan shall be by payroll deduction or any other method as may be decided by the Plan Administrator. A loan may be fully prepaid without penalty; partial payments are not permitted.

14.07 Default.
Failure to make timely payment of a loan by not making payments when due by payroll deductions or any other method as may be decided by the Plan Administrator will result in a missed payment. If the amount due is not paid within ninety (90) days following the missed payment(s), the Plan Administrator shall have, the right to consider the loan in default. In such an event, the Plan Administrator may direct the Trustee to take such action as may be deemed appropriate, including, but not limited to reporting the outstanding loan amount as a taxable distribution.

ARTICLE 15
TOP‑HEAVY PROVISIONS

15.00 Top - Heavy Plan.
Notwithstanding any provision of the Plan to the contrary, the provisions of this Article 15 shall apply with respect to any Plan Year beginning on or after January 1, 1984, if, and only if, the Plan is deemed to be a "Top‑heavy Plan" with respect to such Year within the meaning of Section 416 of the Code. The Plan shall constitute a "Top‑heavy Plan" if ‑‑

(a)
the Plan is not part of an Aggregation Group and, as of the Determination Date, the aggregate Value of the Accounts of Key Employees under the Plan exceeds 60 percent of the aggregate Value of the Accounts of all Employees under the Plan, where such ratio is computed in accordance with the provisions of Section 416(g) of the Code and any regulations prescribed thereunder; or

(b)	the Plan must be included in an Aggregation Group and such group is a Top‑heavy group.

15.01 Definitions.
For purposes of this Article 15, the following terms shall have the meaning indicated:

(a)
"Aggregation Group" means ‑‑ (1) each retirement plan maintained by the Employer which qualifies under Section 401(a) of the Code and in which a Key Employee is a participant; and (2) each other plan maintained by the

Employer which enables a plan described in the preceding clause to meet the nondiscrimination requirements of Section 401(a)(4) of the Code or the participation requirements of Section 410 of the Code.

(b)
"Top‑heavy Group" means any Aggregation Group if, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and the aggregate Value of the Accounts of Key Employees under all defined contribution plans included in such group, exceeds 60 percent of the analogous sum determined for all Employees. The present value of the cumulative accrued benefits for any Employee and the Value of the Account of any Employee shall be computed in accordance with the provisions of Section 416(g) of the Code and any regulations prescribed thereunder.

(c)
"Key Employee" means any Employee, former Employee or beneficiary who is a key employee within the meaning of Sections 416(i)(1) and (5) of the Code and such regulations as the Secretary of the Treasury may prescribe thereunder.

(d)	"Non‑key Employee" means any Employee who is not a Key Employee.

(e)	"Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year; in the case of the initial Plan Year, however, the determination date is the last day of such year.

(f)	"Valuation Date" means the last day of the Plan Year containing the Determination Date.

(g)	"Value of the Account" means the Participant's accounts as of the Valuation Date for that Plan Year.

15.02 Minimum Contributions or Benefits.
(a)     General Rule. If, with respect to any Plan Year, the Plan is deemed to be a Top‑heavy Plan, then the Employer, on behalf of each Participant who is a Non‑key Employee and who has not separated from service prior to the end of the Plan Year, shall make a minimum contribution equal to 3 percent of the Participant's Section 415 Compensation which is paid to the Employee when he is a Participant for that Plan Year; provided that if 3 percent exceeds the percentage at which contributions under the Plan are made for the Key Employee whose percentage is the highest, such percentage figure shall be substituted in lieu of "3 percent" in the preceding clause of this subparagraph (a); and provided further that amounts, if any, which are otherwise allocated to a Participant as Employer Contributions under this Plan shall be taken into account in determining whether this minimum contribution requirement is satisfied. Notwithstanding the foregoing in this Section 15.02 in determining the minimum contribution for Plan Years beginning before January 1, 1985, elective contributions made pursuant to a qualified cash‑or‑deferred arrangement described in Section 401(k) of the Code (if any) shall not be taken into account.
    (b)    Nonduplication of Contributions. The employer may elect to provide Non-key Employees who participate in both this Plan and another retirement plan included in the Aggregation Group with an additional minimum contribution under this Plan in lieu of the minimum contribution or benefit under the other retirement plan. Such minimum or additional contribution or benefit shall be the minimum amount required by regulations prescribed under Section 416(c) and (f) of the Code.
(c)     Limitation on Minimum Contribution. This Section 15.02 sets forth the requirements imposed by Section 416(c) of the Code; and the regulations prescribed thereunder shall not be interpreted to impose any requirements other than, or provide any contributions greater than, those mandated by such provisions of law.

15.03 Modifications for Top-Heavy Rules
Notwithstanding any provision to the contrary, this Article 15 of the Plan is hereby amended by adding the following Section 15.04. This Section 15.04 shall apply for purposes of determining whether the Plan is a top-heavy plan under IRC section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of IRC section 416(c) for such years. This Section 15.04 amends sections 15.00 through 15.03 of this Article 15.
(a) “Key employee” means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
(b) This Section 15.04 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.
(1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the

Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 5-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."
(2) Employees not performing services during the year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.
(c) Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.
(d) Contributions under other plans. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).

ARTICLE 16
ADMINISTRATION OF THE PLAN

16.00 Authorized Officers.
The Company will operate and administer the Plan through its Authorized Officers who shall be appointed by the Board of Directors of the Company to have overall responsibility for carrying out the provisions of the Plan. Among other things, the Plan Administrator may, in cooperation with the Authorized Officers and without additional approval of the Board of Directors of the Company, adopt amendments to the Plan, to the Trust, or to any agreement required by the Internal Revenue Service as a condition of the Plan or Trust being qualified and exempt under the Code; and may (a) determine all questions arising with respect to the Plan, including all matters of policy and all matters requiring interpretation of the Plan; and (b) make and establish rules, regulations, policies, and guidelines regarding the Plan.
The Authorized Officers may take such action and execute such instruments as they deem necessary or desirable to implement the Plan. Decisions and actions taken by the Authorized Officers under this Plan shall be in their sole discretion, jointly exercised. It is anticipated that the Chief Executive Officer of the Company will be an Authorized Officer, in which event the Chief Executive Officer (or another Authorized Officer as his designee) will execute such documents and take such action as is required to be taken by, or on behalf of, the Authorized Officers.
16.01  Plan Administrator.
The responsibility for the management and administration of the Plan as "Plan
Administrator," may be delegated by the Company, through its Plan Administrator, to any person or persons. Among other things, the Plan Administrator shall, subject to, and consistent with, the provisions of the Plan, (a) manage and administer the Plan in accordance with uniform and nondiscriminatory rules, regulations, policies, and guidelines made and established by the

Authorized Officers; (b) serve as the Plan's "named fiduciary," as such term is defined in Section 402(a)(2) of ERISA; and (c) serve as the Plan's "administrator," as such term is defined in Section 3(16) of ERISA.
The Plan Administrator shall be held accountable for all Fiduciary Responsibilities with respect to the Plan except those to be performed by the Authorized Officers or by the Trustee under agreements entered into pursuant to Section 16.03.
Decisions and actions taken by the Plan Administrator under the Plan shall be in the sole discretion of the Plan Administrator. The Plan Administrator shall adopt such procedures and take such action as he, in his discretion, deems appropriate to ensure compliance with the provisions of the Plan and with the provisions of the rules, regulations, and guidelines made by the Authorized Officers. It is anticipated that, in such matters, the Plan Administrator will, as he deems appropriate, consult with the Authorized Officers or established committees, or both.
The Authorized Officers may convene meetings periodically to review Plan matters and to transact such other business as may properly come before such meetings.
The Plan Administrator may authorize the temporary suspension of Plan transactions for some or all Participants in the event of a plan merger, change in investment options, or other change in the Plan's operations requiring such suspension as determined by the Plan Administrator to be prudent and appropriate.

16.02 Committees, Officers, and Advisors.
The Authorized Officers may, from time to time, establish committees (including a Savings Plan Advisory Committee), appoint officers of committees (such as a chairman, vice chairman, a secretary, and an assistant secretary), and appoint designees and advisors (including administrative, financial, and legal) to assist the Authorized Officers, the Plan Administrator, the Trustee, the Investment Manager, any committee appointed by the Authorized Officers (including the Savings Plan Advisory Committee), or any person or entity to whom Fiduciary Responsibilities have been delegated under Section 16.06, in the conduct of duties and assignments relative to this Plan.
In the event a committee is established or an officer, designee, or advisor is appointed, the Authorized Officers shall designate the incumbents, specify their terms of office, and define their respective powers and duties. An appointed committee member, committee officer, designee, or advisor shall signify acceptance of appointment in writing to, and may resign by delivering a written resignation to, the President of the Company. A committee or a designee or advisor may be authorized by the Authorized Officers to obtain from the Company such clerical, accounting or other services, and such information as may be reasonably required or advisable. A person need not be a member of a committee to serve as an officer, designee or advisor thereof.
Persons may be appointed to serve on more than one committee and, at the same time, may serve as a designee or advisor.
A majority of the members of any committee shall constitute a quorum for the transaction of business; a record of each meeting shall be maintained; and the certification of the chairman, secretary or assistant secretary of any committee shall be conclusive evidence of any action or decision of such committee.

The Plan Administrator, committee members, officers, designees, and advisors who are also employees of an Employer shall not receive any additional or special compensation for services rendered relative to the Plan. Committee members, officers, designees and advisors shall not act on any question relating exclusively to themselves or to others claiming rights through them.

16.03  Trustee.
There shall at all times be a Trustee of the Plan. The Authorized Officers may from time to time (a) appoint the Trustee, (b) enter into agreements with the Trustee, and effect amendments to such agreements, (c) remove, or accept the resignation of the Trustee, and (d) designate and appoint a successor Trustee.

16.04 Trustee Functions.
(a) The Trustee shall (i) maintain custody of assets, (ii) exercise voting rights with respect to securities held by the Trustee (except with respect to WGL Holdings, Inc. common stock), and (iii) purchase or sell securities or other property held by the Trustee in its capacity as Trustee under the Plan.
(b) The Authorized Officers and the Trustee may, by agreement in writing, arrange for another person or persons or entity or entities to perform any of the Trustee's functions other than those specified in paragraph (a) of this Section 16.04.
16.05 Investment Manager.
The Plan Administrator, with written notice to the Trustee, may appoint an Investment
Manager or Managers (as defined in Section 3(38) of ERISA), including an Investment Manager or trustee of a collective investment trust, who shall have responsibility for the investment of such assets of the Plan as may be, from time to time, determined by the Authorized Officers.

16.06 Delegation of Administrative Duties and Fiduciary Responsibilities.
Any administrative duty or Fiduciary Responsibility of the Plan Administrator may be delegated by the Authorized Officers to another person or entity or to other persons or entities, provided that to be effective such delegation must be expressly accepted in writing by the person or persons to whom such duties are to be delegated. Upon delegation of a Fiduciary Responsibility, the person to whom the Fiduciary Responsibility is delegated shall be solely responsible for the performance of such Fiduciary Responsibility; and the Plan Administrator shall not thereafter be responsible, or held accountable, in any respect for the performance of such Fiduciary Responsibility except to the extent that liability as a co‑fiduciary may be imposed under applicable law.

16.07 Liabilities and Indemnification.
The Company will indemnify and save harmless the directors, officers and employees of an Employer, the Authorized Officers, the Plan Administrator, any committee, designee, or advisor appointed pursuant to Section 16.02, and any person to whom an administrative duty or Fiduciary Responsibility is delegated under Section 16.06, against any cost or expense (including attorney's fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or failure to act, except in the case of willful misconduct or gross negligence.

The Authorized Officers and Plan Administrator shall incur no liability for any action taken or not taken in good faith reliance on advice of counsel, who may be counsel for the Employer, or taken or not taken in good faith reliance on a determination as to a matter of fact which has been represented or certified by a person reasonably believed to have knowledge of the fact so represented or certified, or taken or not taken in good faith reliance on a recommendation or opinion expressed by a person reasonably believed to be qualified or expert as to any matter where it is reasonable or customary to seek or rely on such recommendations or opinions. Nor shall any employee, the

Authorized Officers or the Plan Administrator be liable for the wrongful or negligent conduct of any other or any person having fiduciary responsibilities with respect to the Plan unless he (a) knowingly participates in or conceals an act or omission of such other person knowing the act or omission is a breach of fiduciary duty, (b) by failing to act solely in the interests of Participants and beneficiaries or to exercise the care, skill, prudence and diligence under the circumstances prevailing from time to time that a prudent man acting in a like capacity and familiar with such matters would exercise, has enabled the other fiduciary to commit a breach of his obligation, or (c) he has knowledge of a breach by the other fiduciary to commit and does not make reasonable efforts under the circumstances to remedy it.

16.08 Procedure for Claims.
Procedure for Claims. Subject to such regulations as may be prescribed by the United States Secretary of Labor, any claims for benefits which are disputed shall be resolved pursuant to this Section 16.08. Each Participant or Beneficiary (or an individual authorized by such a Participant or Beneficiary to act on his or her behalf) who wishes to file a claim for benefits with the Plan Administrator shall do so in writing. If a claim for benefits is wholly or partially denied, the Plan Administrator shall give the claimant written notice of the denial of the claim within 90 days from the date the claim was received, or such additional period required by special circumstances, but not to exceed an additional 90 days, provided written notice of the extension, an explanation of the special circumstances requiring the extension, and the expected date for issuing a decision shall be furnished to the claimant prior to the commencement of the extension.

The notice denying the claim for benefits shall be written in a manner calculated to be understood by the claimant and shall set forth: (a) the specific reasons for the denial; (b) the specific provisions of the Plan on which the denial is based; (c) a description of any additional information needed to perfect the claim and the reasons such information is necessary; (d) an explanation of the Plan's claims review procedures and the time limits under those procedures; and (e) such other information as may be required by applicable regulations.
The claimant shall have 60 days after receiving the notice of denial to make a written request for review of the decision by the Authorized Officers. The claimant shall have the opportunity to submit written comments, documents, records, and other information relevant to his or her claim. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information related to his or her claim.
The Authorized Officers will reconsider the claim, including comments, documents, records and other information submitted, whether or not such information was considered when the initial benefit decision was made. The Authorized Officers shall issue a written decision within 60 days of the receipt of a request for review, or such additional period required by special circumstances, but not to exceed an additional 60 days, provided written notice of the extension, an explanation of the special circumstances requiring the extension, and the expected date for issuing a decision shall be furnished to the claimant prior to the commencement of the extension.
The decision on review shall be in writing and shall include specific reasons for any adverse decision, written in a manner calculated to be understood by the claimant, with references to the specific provisions of the Plan on which the decision is based, and shall also include (a) a statement that, upon request and free of charge, the claimant is entitled to receive reasonable access to, and copies of, all documents, records, and other information relevant to his or her claim for benefits, and (b) a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following a denial of the claim after review. The decisions of the Authorized Officers shall be final for all purposes.

The Plan Administrator and the Authorized Officers shall have the exclusive right and discretionary authority to construe and interpret the Plan, the summary plan description, and all other Plan documents, and to decide any matters arising thereunder, including making determinations regarding either facts or law in connection with the administration, interpretation or application of the Plan. Benefits under the Plan will be paid only if the Authorized Officers decide, in their sole and absolute discretion, that a Participant or beneficiary is entitled to such benefits.

ARTICLE 17
GENERAL PROVISIONS
17.00 Change or Discontinuance.
Continuation of the Plan is contingent upon receipt of written approval from the Internal Revenue Service under Sections 401(a), 401(k), and 501(a) of the Code and upon any amendment to the Plan necessary to obtain such approval.
It is the expectation of the Company that the Plan will continue indefinitely, but the Company reserves the right to change or discontinue the Plan or contributions under any part thereof at any time. Subject to applicable provisions of law including ERISA, any such change or discontinuance shall be effective at such date as the Company may determine. No change, however, shall impair such rights of withdrawal under Article 13 as the Participant would have had, if such change had not been made, with respect to any Contributions made by him or by the Company or an Employer prior to such change, except to the extent determined by the Plan Administrator to be necessary or desirable in order to maintain qualification of the Plan.
In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, any other trust plan (Successor Plan) of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets and liabilities of this Plan applicable to such Participants shall be transferred to the Successor Plan only if:

(a)
each such participant would receive a benefit immediately after the merger, consolidation or transfer (if the Successor Plan had then terminated) which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

(b)
resolutions of the Board of Directors of the Company, or of the Board of Directors of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the Successor Plan; and

(c)	the Successor Plan and related trust agreements, if any, are qualified under Section 401 of the Code.
In the event of termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the right of each Participant to the amount credited to his account at such time shall be nonforfeitable. In the case of a partial termination, the preceding sentence of this Section 17.00 shall apply only to that portion of the Plan which is terminated. If the Plan is discontinued, each Participant shall be paid the total value of his Accounts as of the date as near as practicable to the effective date of such discontinuance, subject to any applicable limitations imposed by Sections 401(k)(2) and 401(k)(10) of the Code and the regulations thereunder.

17.01 Reversion.
No part of a Company Match Contribution or Employer Supplemental Contribution, or Savings Plan with Enhanced Benefit shall be recoverable by the Employer.
Notwithstanding the foregoing in this Section 17.01, any contribution may be returned because of mistake of fact within one year of such contribution. In addition, any Employer contribution may be refunded to the Employer to the extent a deduction under Section 404 of the Code is disallowed, such refund to be made within one year of such disallowance.

17.02 Construction and Interpretation.
Unless the context clearly indicates otherwise:

(a)	Pronouns referring to males shall refer to both males and females, and nouns referring to the singular or plural shall include the plural or singular, as the case may be.

(b)	The headings of articles, sections, and clauses in this Plan do not purport to, and shall not be deemed to, define, limit, or extend the scope or intent of the clauses to which they pertain.

17.03 Decisions of Authorized Officers.
The Authorized Officers shall ensure that every decision, determination, interpretation, rule, policy, or procedure made, issued, or established with respect to the Plan shall be uniformly applicable to all persons similarly situated. All decisions, determinations and interpretations by, and all rules, regulations, policies, guidelines and procedures made or established by, the Authorized Officers shall be binding upon the Company, claimants and Participants, and on all other persons having an interest, direct or indirect, in the Plan.

17.04 Administrative Expenses.
Except for those expenses the Employer may elect to pay, expenses for recordkeeping and administration shall be deducted from Participants’ and Beneficiaries’ Accounts on a quarterly basis. Effective beginning January 1, 2012, expenses incurred in administering the Plan shall be allocated monthly, quarterly or periodically as determined by the Plan Administrator on a per capita basis to all Participants’ and Beneficiaries’ individual accounts. Such administrative expenses shall include, but are not limited to, record-keeping, auditing, annual reporting, legal, and investment consulting services. If applicable, expenses associated with loans and distributions shall be deducted from Participants’ Accounts on a quarterly basis.
Investment management fees shall be netted (subtracted) from the asset value of the fund or deducted from applicable participant accounts.

17.05 Credit for Qualified Military Service
Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be credited in accordance with Code Section 414(u), for Plan Years beginning after December 12, 1994.
Beginning January 1, 2007, a participant who dies on or after January 1, 2007 while performing Qualified Military Service (i.e., any service in the uniformed service, as defined in Chapter 43 of title 38 of the Code, by an individual entitled to reemployment rights under such Chapter with respect to such service) is treated as having resumed and then terminated employment on account of death, in accordance with Code Section 401(a)(37) and any subsequent guidance. The survivors of such participant are entitled to any additional benefits provided under the Plan on account of death of the Participant.

ARTICLE 18
NOTICES

18.00 Delivery of Notices.
As a matter of accommodation, the Plan Administrator will endeavor to exercise ordinary diligence in the delivery of notices, applications, forms, statements, records, remittances and other documents required or permitted to be served or delivered under the Plan, but shall not be liable for any failure to do so or for any delay in so doing.

18.01 Direction of Notices.
(a) Every person (including a beneficiary, Employee, Former Participant, or Participant) shall have the sole responsibility of advising the Plan Administrator, in accordance with Annex 2, of the address to which notices relating to this Plan (including reports, remittances, statements, and decisions) shall be sent. Each notice sent by the Plan Administrator, shall be in writing, and may be delivered in person or by mail or electronically. In the event a notice is delivered by mail, it shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the last address of record on file with the Plan Administrator. In the event of conflict in the terms of such address of record, the address on file with the Plan Administrator shall control. Any notice shall be deemed to be given when received by the Plan Administrator in accordance with Annex 2 hereto.
(b) All notices relating to this Plan (including applications, designations, elections, changes of address, and other communications) to the Company, the Authorized Officers, the Employer, or the Plan Administrator shall be in writing, on forms approved by the Plan Administrator, and shall be directed to the Plan Administrator. Any notice shall be deemed to be given when received by the Plan Administrator in accordance with Annex 2 hereto.

The foregoing Plan document was adopted by the Plan Administrator and the Authorized Officers effective January 1, 2013 and executed this 7th day of December, 2012.

Washington Gas Light Company

By:/s/ Terry D. McCallister
Terry D. McCallister
Chairman of the Board and                              Chief Executive Officer

By:/s/ Adrian P. Chapman
Adrian P. Chapman
President and
Chief Operating Officer

By:/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Vice President and
Chief Financial Officer

By:/s/ Luanne Gutermuth
Luanne Gutermuth
                             Vice President
Human Resources and Organization                                 Development

ANNEX 1

A. Investment Alternatives.
With respect to Article 12 of the Plan, the investment alternatives described below were available to eligible Participants as of October 1, 2011. These investment alternatives, as well as the provided descriptions, may be superseded without further amendment to this Annex 1.

Stable Return Fund (Wells Fargo Stable Return-Q Fund) - The investment seeks to provide a moderate level of stable income without principal volatility while seeking to maintain adequate liquidity and returns superior to shorter maturity instruments. This actively managed fund invests in a variety of investment contracts and instruments issued by selected high-quality insurance companies and financial institutions. The principal value of these contracts is not expected to experience price fluctuations in most economic or interest rate environments.

Fixed Income Fund (PIMCO Total Return-Inst Fund) - The investment seeks total return consistent with preservation of capital. The fund normally invests at least 65% of assets in debt securities, including U.S. government securities, corporate bonds and mortgage-related securities. It may invest up to 30% of assets in securities denominated in foreign currencies. The fund may invest up to 10% of assets in high-yield securities rated B or higher. The portfolio duration(a measure of average life) generally ranges from three- to six-years.

Large Cap Value Fund (NWQ Large cap Value-R Fund) - The investment seeks long-term capital appreciation. The Fund seeks to achieve this investment objective by investing in a diversified portfolio of common stocks and other permitted investments. There is no guarantee that the Fund will meet this investment objective. Under normal market conditions, the Fund invests at least 80% of its net assets in equity securities of U.S. companies with market capitalizations at the time of investment comparable to companies in the Russell 1000 Index.

Large Cap Blend Fund (Northern Trust Collective S&P 500 Index NL Tier One) – The investment seeks to approximate the risk and return characteristics of the S&P 500 Index. This Index is commonly used to represent the large cap segment of the U.S. equity market.

Large Cap Growth Fund (American Funds Growth Fund of America-R6) - The investment seeks capital growth by investing in common stocks. The fund invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. It may invest a portion of its assets in securities of issuers domiciled outside the U.S. The fund may also hold cash or money market instruments.

Small/Mid Cap Value Fund (CRM Small/Mid Cap Value I Fund ) – The investment seeks long-term capital appreciation. The fund normally invests at least 80% of assets in a diversified portfolio of equity and equity related securities of U.S. and non-U.S. companies with market capitalizations similar tocompanies in the Russell 2500 Value Index or in the S&P Mid-Cap 400/Citigroup Value Index at the time of initial purchase . The equity and equity related securities include common and preferred stocks, securities convertible into common stock, and warrants on common stock.

Small/Mid Cap Growth Fund (Wells Fargo Advantage Discovery Fund ) - The investment seeks long-term capital appreciation. The fund normally invests at least 80% of total assets in equity securities of small- and medium-capitalization companies and up to 25% of total assets in equity securities of foreign issuers through ADRs and similar investments. Small- and medium-capitalization companies are those with market capitalizations at the time of purchase equal to or lower than the company with the largest market capitalizations in the Russell 2500 Growth Index.

International Value (Templeton Institutional Fund - Foreign Equity Series-Primary) - The investment seeks long-term capital growth. The fund normally invests at least 80% of net assets in foreign (non-U.S.) equity securities. It attempts to identify those companies that offer above-average opportunities for capital appreciation in various countries and industries where economic and political factors, including currency movements, are favorable to capital growth. The fund, from time to time, may have significant investments in one or more countries or in particular sectors, such as financial institutions or industrial companies.

International Growth (MFS International Growth Fund CIT Class 2) - The investment seeks capital appreciation. The fund normally invests assets primarily in foreign equity securities, including emerging-market equity securities. It may invest a relatively high percentage of assets in a single country or a small number of countries, or a particular geographic region. The fund focuses on investing assets in the stocks of companies it believes to have above-average earnings growth potential compared to other companies.

Employer Stock – (WGL Holdings,Inc. Common Stock Fund) - The Fund seeks long-term capital growth and to provide participants with an opportunity to share in the investment performance of WGL Holdings, Inc. common stock.

Target Date Fund (JPMorgan SmartRetirement Income-C Fund) - This multi-asset fund is designed for investors who have retired and want a professional to determine the asset mix and fund selection in their portfolio. This fund is conservatively invested in JPMorgan equity (domestic and international), fixed income, money market strategies and real estate and ill have moderate price fluctuation. These strategies and products are likely to change over time in order to maintain an optimal portfolio construction.

Target Date Fund (JPMorgan SmartRetirement 2010-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2010. The fund is conservatively invested in JPMorgan equity (domestic and international) fixed income real estate and money market strategies with an emphasis on fixed income and cash and will have moderate price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

Target Date Fund (JPMorgan SmartRetirement 2015-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2015. The fund is conservatively invested in JPMorgan equity (domestic and international) fixed income real estate and money market strategies with an emphasis on fixed income and cash and will have moderate price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

Target Date Fund (JPMorgan SmartRetirement 2020-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2020. Investors with longer time horizons are better able to support higher levels of price fluctuation. The fund is invested with a moderate level of risk in JPMorgan equity (domestic and international) fixed income real estate and money market strategies and will have a higher level of price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

Target Date Fund (JPMorgan SmartRetirement 2025-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2025. Investors with long time horizons are better able to support higher levels of price fluctuation. The fund is invested with a high level of risk in JPMorgan equity (domestic and international), fixed income, real estate and money market strategies and will have a high level of price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

Target Date Fund (JPMorgan SmartRetirement 2030-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2030. Investors with long time horizons are better able to support higher levels of price fluctuation. The fund is invested with a high level of risk in JPMorgan equity (domestic and international) fixed income real estate and money market strategies and will have a high level of price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

Target Date Fund (JPMorgan SmartRetirement 2035-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2035. Investors with long time horizons are better able to support higher levels of price fluctuation. The fund is invested with a high level of risk in JPMorgan equity (domestic and international), fixed income, real estate and money market strategies and will have a high level of price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

Target Date Fund (JPMorgan SmartRetirement 2040-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2040. Investors with long time horizons are better able to support higher levels of price fluctuation. The fund is invested with a high level of risk in JPMorgan equity (domestic and international) fixed income real estate and money market strategies and will have a high level of price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

Target Date Fund (JPMorgan SmartRetirement 2045-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2045. Investors with long time horizons are better able to support higher levels of price fluctuation. The fund is invested with a high level of risk in JPMorgan equity (domestic and international), fixed income, real estate and money market strategies and will have a high level of price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

Target Date Fund (JPMorgan SmartRetirement 2050-C Fund) - This fund is a multi-asset fund and is appropriate for someone who is retiring in or around 2050. Investors with long time horizons are better able to support higher levels of price fluctuation. The fund is invested with a high level of risk in JPMorgan equity (domestic and international), fixed income, real estate and money market strategies and will have a high level of price fluctuation. The allocation to different asset classes will change over time. The fund will become increasingly conservative as retirement approaches.

ANNEX 2

A. Notice Requirements.

With respect to Article 18 of the Plan, all notices to the Company, the Employer, the Authorized Officers, and the Plan Administrator shall be addressed to:
Vice President ‑ Human Resources and Organization Development
PLAN ADMINISTRATOR ‑ SAVINGS PLAN
Washington Gas Light Company
c/o Springfield Center
6801 Industrial Road
Springfield, VA 22151
(703‑750‑4440)

Chief Financial Officer
PLAN ADMINISTRATOR ‑ SAVINGS PLAN
Washington Gas Light Company
101 Constitution Ave., N.W.
Washington, D.C. 20080
(703-750-4440)

The Plan Administrator will make every reasonable effort to advise persons having an interest in the Plan of any changes in this ANNEX 2. Notwithstanding, it shall be the sole responsibility of any such person to comply with the provisions of this ANNEX 2, however and whenever amended.